Exhibit 10.6






                  AMENDED AND RESTATED PARTICIPATION AGREEMENT
                         dated as of December 31, 1993

                                     Among

                          DELANO ENERGY COMPANY INC.,
                                   as Lessee,

                       THERMO ENERGY SYSTEMS CORPORATION,
                     Individually and as Owner Participant,

                     CHEMICAL TRUST COMPANY OF CALIFORNIA,
                               as Owner Trustee,

                       ABN AMRO BANK N.V., BOSTON BRANCH,
                            for itself and as Agent,

                       THE FIRST NATIONAL BANK OF BOSTON,
                                  as Co-Agent,

                               BANK OF MONTREAL,
                                  as Co-Agent,

                               BARCLAYS BANK PLC,
                                  as Co-Agent,

                               SOCIETE GENERALE,
                                  as Co-Agent,

                            BAYBANK as Lead Manager,

                                      and

                   ABN AMRO BANK N.V., CAYMAN ISLANDS BRANCH,
                                 the Swap Bank

                                and joined in by

                          THERMO ELECTRON CORPORATION




               Relating to the 48.1 Mw (net) biomass-fired Power
                      Plant Located in Delano, California

                               TABLE OF CONTENTS


                                                           PAGE
Witnesseth  ...............................................  1
Section 1.       Definitions  .............................  2

Section 2.       Commitment of the Owner Participant  .....  2
Section 3.       Closing  .................................  3
  Section 3.1.   Document Delivery Date  ..................  3

  Section 3.2.   [Reserved]  ..............................  3
  Section 3.3.   [Reserved]  ..............................  3

  Section 3.4.   Conditions Precedent to be Satisfied by
                 the Owner Participant.  ..................  3
  Section 3.5.   Conditions Precedent to be Satisfied by
                 the Banks  ...............................  4
  Section 3.6.   [Reserved]  ..............................  4

Section 4.       Collateral Support Agreements  ...........  4
  Section 4.1.   TE Support Agreements  ...................  4
  Section 4.2.   Other Support  ...........................  5

  Section 4.3.   Assignments of Support  ..................  5
Section 5.       [Reserved]  ..............................  5
Section 6.       Representations and Warranties of Thermo
                 Systems  .................................  5

  Section 6.1.   Corporate Existence  .....................  5
  Section 6.2.   Power and Authorization  .................  5
  Section 6.3.   Execution, Delivery and Enforceability  ..  6

  Section 6.4.   No Legal Bar  ............................  6
  Section 6.5.   Litigation  ..............................  6

  Section 6.6.   FERC Qualification  ......................  6
  Section 6.7.   No Lessor Liens  .........................  7
  Section 6.8.   Employee Retirement Income Security Act
                 of 1974  .................................  7

  Section 6.9.   Securities Act  ..........................  7
  Section 6.10   Knowledge of Defaults  ...................  7
Section 7.       Representations and Warranties of Thermo
                 Electron  ................................  7

  Section 7.1.   Corporate Existence  .....................  7
  Section 7.2.   Power, Authorization and Net Worth  ......  7
  Section 7.3.   Execution, Delivery and Enforceability  ..  8

  Section 7.4.   No Legal Bar  ............................  8
  Section 7.5.   Litigation  ..............................  8

  Section 7.6.   Financial Statements  ....................  9
  Section 7.7.   Securities Act  ..........................  9
  Section 7.8.   Disclosure  ..............................  9

Section 8.       [Reserved]  ..............................  9
Section 9.       [Reserved]  ..............................  9

                                                           PAGE
Section 10.      [Reserved]  ..............................  9
Section 11.      [Reserved]  ..............................  9

Section 12.      [Reserved]  ..............................  9
Section 13.      Continuing Covenants of Thermo Systems  ..  9
  Section 13.1.  Financial Statements and Other
                 Information  ............................. 10

  Section 13.2.  Maintenance of Office  ................... 10
  Section 13.3.  Business and Corporate Existence  ........ 10

  Section 13.4.  Maintenance of Ownership  ................ 10
  Section 13.5.  Compliance with Certain Support
                 Documents  ............................... 11
Section 14.      Continuing Covenants of Thermo Electron  . 11

  Section 14.1.  Financial Statements and Other
                 Information  ............................. 11
  Section 14.2.  Maintenance of Office  ................... 11
  Section 14.3.  Business; Corporate Existence and Net
                 Worth  ................................... 12

  Section 14.4.  Maintenance of Ownership  ................ 12
  Section 14.5.  Compliance with Certain Support
                 Documents  ............................... 12
Section 15.      [Reserved]  .............................. 12

Section 16.      Indemnity Provisions  .................... 12
  Section 16.1.  General Indemnity  ....................... 12
  Section 16.2.  Notice; Right to Contest Claim  .......... 13

  Section 16.3.  General Tax Indemnity  ................... 14
  Section 16.4.  Tax Contests  ............................ 17

  Section 16.5.  [Reserved]  .............................. 19
  Section 16.6.  Survival and Effect of Indemnities  ...... 19
Section 17.      Transaction Costs; Ongoing Expenses and
                 Fees  .................................... 19

  Section 17.1.  [Reserved]  .............................. 19
  Section 17.2.  [Reserved]  .............................. 19
  Section 17.3.  [Reserved]  .............................. 19

  Section 17.4.  [Reserved]  .............................. 19
  Section 17.5.  Trustees' Fees and Expenses  ............. 19
  Section 17.6.  [Reserved]  .............................. 19

  Section 17.7.  [Reserved]  .............................. 19
  Section 17.8.  Certain Adjustments  ..................... 19

  Section 17.9.  Late Payments  ........................... 20
Section 18.      [Reserved]  .............................. 20
Section 19       Transfer of Owner Participant's Interest   20

  Section 19.1.  Transfer by Owner Participant  ........... 20
  Section 19.2.  Notice to Delano Energy  ................. 21
  Section 19.3.  Release  ................................. 21

                                                           PAGE
Section 20.      Indemnification and Other Covenants and
                 Rights  .................................. 21
Section 21       Liabilities of Participants and Trustees   22

Section 22       [Reserved]  .............................. 22
Section 23       Notices  ................................. 22
Section 24.      Miscellaneous  ........................... 24

  Section 24.1.  Nonrecourse  ............................. 24
  Section 24.2.  Severability  ............................ 24

  Section 24.3.  Waivers; Modifications  .................. 24
  Section 24.4.  Binding Effect; Successors and Assigns  .. 25
  Section 24.5.  Reproduction of Documents  ............... 25

  Section 24.6.  Survival of Agreement, etc.  ............. 25
  Section 24.7.  Brokers  ................................. 26
  Section 24.8.  Captions; References  .................... 26

  Section 24.9.  Execution in Counterparts  ............... 26
  Section 24.10. Governing Law  ........................... 26
  Section 24.11. Integration  ............................. 26

  Section 24.12. Rights of Owner Participant  ............. 26
  Section 24.13. Lessor Liens  ............................ 26
  Section 24.14. Compliance with Owner Trust Agreement  ... 27

  Section 24.15. Tax-Exempt Status of Bonds  .............. 27
  Section 24.16. Replacement of Owner Trustee  ............ 27

  Section 24.17. Payments From Owner Trust Estate Only  ... 27

                              LIST OF ATTACHMENTS



                              APPENDIX A, Glossary

                  AMENDED AND RESTATED PARTICIPATION AGREEMENT

     This AMENDED AND RESTATED PARTICIPATION AGREEMENT is dated as of
December 31, 1993, among (i) Delano Energy Company Inc., a Delaware corporation,
(ii) Thermo Energy Systems Corporation, a Delaware corporation, individually and in its capacity as Owner Participant, (iii) Chemical Trust Company of California, a California company (successor-by-merger to Manufacturers Hanover Trust Company of California), not in its individual capacity (except as otherwise expressly provided herein) but solely as Owner Trustee under the Owner Trust Agreement referred to herein, (iv) ABN AMRO Bank N.V., Boston Branch (formerly known as Algemene Bank Nederland N.V., Boston Branch), for itself and as agent for the Banks (and, in its capacity as such agent, as successor to FNBB), (v) The First National Bank of Boston, a national banking association,
(vi) Bank of Montreal, a chartered bank of Canada acting through its Los Angeles Branch, (vii) Barclays Bank PLC, an English corporation acting through its New York Branch, (viii) BayBank, a national banking association, (ix) Societe Generale, a French banking organization and (x) ABN AMRO Bank N.V., Cayman Islands Branch (formerly known as Algemene Bank Nederland N.V., Cayman Islands Branch), and joined in by Thermo Electron Corporation, a Delaware corporation.



     A.Delano Energy, Thermo Systems, Owner Participant, the Owner Trustee,
FNBB as Agent, ABN AMRO and the Swap Bank entered into a Participation Agreement dated as of December 3, 1990 (the "1990 Participation Agreement") joined in by Thermo Electron, pertaining to the financing of Phase I pursuant to which the Owner Trustee purchased all of Delano Energy's right, title and interest in Phase I and leased Phase I back to Delano Energy.

     B.Prior to the execution and delivery of the 1990 Participation Agreement, Delano Energy arranged long-term debt financing for Phase I through the issuance of the 1989 Bonds and the 1990 Bonds by the CPCFA. The proceeds of the 1989 Bonds and 1990 Bonds were loaned by the CPCFA to Delano Energy pursuant to a Loan Agreement dated as of August 1, 1989, as supplemented by the First Supplemental Loan Agreement dated as of November 15, 1990 between the CPCFA and Delano Energy (the "CPC Phase I Loan Agreement").

     C.The obligation of the CPCFA to pay principal and interest on the 1989 Bonds and 1990 Bonds was backed by the 1989 Tax-exempt Financing Credit and the 1990 Tax-exempt Financing Credit, each in favor of the Bond Trustee, as indenture trustee for the holders of the 1989 Bonds and 1990 Bonds, for the account of Delano Energy under the Construction Loan Agreement.















     D.Prior to or concurrently with the acquisition of Phase I by the Owner Trustee, (1) the obligations of Delano Energy under the CPC Phase I Loan Agreement were assigned to and assumed by the Owner Trustee on a non-recourse basis, (2) all of the obligations of Delano Energy under the Construction Loan Agreement were paid in full and the commitments thereunder of FNBB and ABN AMRO were terminated, except that the 1989 Tax-exempt Financing Credit and the 1990 Tax-exempt Financing Credit remained outstanding, (3) the Construction Loan Agreement was amended and restated as a Reimbursement Agreement among the Owner Trustee, FNBB, for itself and as Agent, ABN AMRO and ABN AMRO as Swap Bank (the "Phase I Reimbursement Agreement"), and (4) in consideration of the credit support provided by FNBB and ABN AMRO and the interest rate protection provided by the Swap Bank with respect to the 1989 Bonds and 1990 Bonds, substantially all of the rights of the Owner Trustee in Phase I and under various related agreements were Granted by the Owner Trustee to FNBB, as Agent for the benefit of the Banks, as security for the payment and performance of the obligations of the Owner Trustee to FNBB as Agent, FNBB, ABN AMRO and the Swap Bank under various agreements entered into in connection with the 1990 Participation Agreement.

     E.Delano Biomass Energy Company, Inc., a California corporation ("Delano Biomass") has (i) built Phase II, (ii) transferred all of its right, title and interest in Phase II to Delano Energy and (iii) merged into Delano Energy with Delano Energy being the surviving corporation.

     F.Delano Energy, Thermo Systems, the Owner Participant, the Owner Trustee, ABN AMRO, FNBB, Societe Generale, Southwest Agency, Bank of Montreal, Barclays Bank, PLC, BayBank and the Swap Bank propose to enter into this Amended and Restated Participation Agreement, to be joined in by Thermo Electron, in order to modify the 1990 Participation Agreement as more fully set forth herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

     SECTION 1.  DEFINITIONS

     Capitalized terms used in this Agreement without specific definition herein shall have the meanings assigned or referred to in the Glossary attached as Appendix A hereto.

     SECTION 2.  COMMITMENT OF THE OWNER PARTICIPANT

       (a) On the 1990 Closing Date with respect to Phase I, the Owner Participant (i) entered into the Owner Trust Agreement with the Owner Trustee,
(ii) made an equity investment in the beneficial ownership of the Facility consisting of $19,000,000 in












immediately available funds and (iii) caused the Owner Trustee(A) to apply the equity investment referred to in clause (ii) above and to assume on a non-recourse basis $72,000,000 principal amount of long-term debt under the CPC Phase I Loan Agreement in order to purchase Phase I and (B) to enter into the 1990 Participation Agreement and each of the other Basic Documents (with respect to Phase I) to which the Owner Trustee is a party.

       (b) Subject to the terms and conditions of this Agreement, on the Closing Date referred to in Section 3.1 hereof, the Owner Participant shall cause the Owner Trustee to enter into this Agreement and each of the other Basic Documents to which the Owner Trustee is to become a party, or which is being amended or amended and restated in connection herewith.

     SECTION 3.     CLOSING

       Section 3.1. Document Delivery Date. Subject to the satisfaction by Delano Energy (or the waiver thereof by the Owner Participant and the Agent) on or before the Document Delivery Date of each of the conditions precedent listed in Section 2A.1 of the Reimbursement Agreement, subject to the satisfaction by the Owner Trustee (or the waiver thereof by the Owner Participant, Delano Energy and the Agent) of the conditions precedent listed in Section 2A.3 of the Reimbursement Agreement, subject to the satisfaction by the Owner Participant (or the waiver thereof by Delano Energy and the Agent) of the conditions precedent listed in Section 3.4 hereof, subject to the satisfaction by the Agent and the Banks (or the waiver thereof by the Owner Participant and Delano Energy) of the conditions precedent listed in Section 3.5 hereof, and subject to the satisfaction (or waiver by the Person in whose favor the condition is granted) of the conditions set forth in Section 2A.4 of the Reimbursement Agreement, and to the receipt by the Owner Participant, Delano Energy or the Agent, as the case may be, of such evidence of the satisfaction of such conditions as such Person may reasonably request, the closing shall take place at 1:00 p.m. (Chicago time) on December 31, 1993, at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, or at such other time as the parties hereto may mutually agree.

       Section 3.2.  [RESERVED]

       Section 3.3.  [RESERVED]

       Section 3.4.  Conditions Precedent to be Satisfied by the Owner
Participant.

          3.4.1. Each of the Basic Documents to which the Owner Participant is a party shall have been duly authorized, executed and delivered by the Owner Participant, shall be satisfactory in form and substance to the Agent, and shall be in












full force and effect; and no default or event of default, or event, which with notice or lapse of time or both would constitute a default or event of default, shall exist under any of said Basic Documents then in effect or in the performance by the Owner Participant of any of its obligations thereunder, or would exist under any of said Basic Documents or in the performance by the Owner Participant of any of its obligations thereunder after giving effect to the transactions to occur on the Closing Date as contemplated hereby and thereby.

          3.4.2. The representations and warranties of the Owner Participant contained in Section 6 hereof or made in writing by the Owner Participant or any of its officers in connection with the transactions contemplated hereby or thereby shall be true and correct on and as of the Closing Date with the same effect as if made on and as of such date (unless any such representation or warranty is stated to be true and correct on and as of another date, in which case such representation or warranty shall be true and correct as of the date as of which made); and the Owner Participant shall have performed and complied with all agreements and conditions contained herein required to be performed or complied with by it prior to or on the Closing Date.

       Section 3.5. Conditions Precedent to be Satisfied by the Banks. Each of the Basic Documents to which any Bank is a party shall have been duly authorized, executed and delivered by such Bank, shall be satisfactory in form and substance to the Owner Participant, Delano Energy and each Bank, and shall be in full force and effect; and no default or event of default, or event, which with notice or lapse of time or both would constitute a default or event of default on the part of the Banks, shall exist under any of said Basic Documents then in effect or in the performance by any Bank of any of its obligations thereunder, after giving effect to the transactions to occur on the Closing Date as contemplated hereby and thereby.

       Section 3.6. [RESERVED]

     SECTION 4.  COLLATERAL SUPPORT AGREEMENTS

     The following collateral support agreements are collectively referred to as the "Support Documents":

       Section 4.1. TE Support Agreements.

          4.1.1.  The Operating Standards Support Agreement;

          4.1.2.  The Construction Contracts; and

          4.1.3.  The Thermo Fuel Contract.













       Section 4.2. Other Support.

          4.2.1.  The Fuel Supply Contracts;

          4.2.2. The Power Purchase Agreement and the following related contracts: (i) the Interconnection Facilities Agreement - Added Facilities Basis dated as of August 15, 1988 (the "Interconnection Agreement") between SCE and Delano Energy, and (ii) each other related contract (if any) pertaining to the production of electrical power by the Facility (each of the Interconnection Agreement and each such other contract being herein referred to individually as an "Ancillary Power Contract" and collectively as the "Ancillary Power Contracts");

          4.2.3.  The Subordination Agreement; and

          4.2.4.  The Ash Disposal Contract.

       Section 4.3.  Assignments of Support.

          4.3.1.  The SCE Consent;

          4.3.2.  The Fuel Contractor Consents; and

          4.3.3.  The Ash Disposal Consent.


     SECTION 5.  [RESERVED]

     SECTION 6.  REPRESENTATIONS AND WARRANTIES OF THERMO SYSTEMS

     Thermo Systems hereby represents and warrants that:

       Section 6.1. Corporate Existence. Thermo Systems is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the power and authority to own its assets and to transact its business as now conducted and as presently proposed to be conducted by it. Thermo Systems is duly licensed or qualified and is in good standing as a foreign corporation in the State of California and in each other jurisdiction in which licensing or qualification is necessary to transact its business as now conducted or as presently proposed to be conducted by it.

       Section 6.2. Power and Authorization. Thermo Systems has full power, authority and legal right to execute, deliver and perform this Agreement, the Owner Trust Agreement, the Subordination Agreement, the Delano Energy Stock Pledge Agreement, the Thermo Fuel Contract, the Fuel Contractor Consent relating to the Thermo Fuel Contract and each other Basic Document to which it is or is to become a party (each individually a "Thermo Systems Document" and collectively, the "Thermo Systems Documents"), and the execution, delivery and









performance by Thermo Systems of the Thermo Systems Documents have been duly authorized by all necessary action on the part of Thermo Systems, and do not require any shareholder approval or the approval or consent of any trustee or holder of any indebtedness or obligations of Thermo Systems. There is no fact which Thermo Systems has not disclosed to the parties hereto in writing prior to the date hereof which materially adversely affects or, so far as Thermo Systems can now reasonably foresee, will materially adversely affect the ability of Thermo Systems to perform its obligations under any of the Thermo Systems Documents.

       Section 6.3. Execution, Delivery and Enforceability. This Agreement has been duly executed and delivered by Thermo Systems and constitutes, and each other Thermo Systems Document will upon execution and delivery thereof by Thermo Systems constitute, legal, valid and binding obligations of Thermo Systems enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors' rights.

       Section 6.4.  No Legal Bar.   The execution, delivery and performance by
Thermo Systems of the Thermo Systems Documents (i) will not violate any provision of any applicable law or regulation or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to Thermo Systems or to any of its assets, (ii) will not violate any provision of its corporate charter or by-laws, and (iii) will not violate any provision of, or constitute a default under, or result in the creation or imposition of any Lien on any of the assets of Thermo Systems or on the Owner Trust Estate pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking of which Thermo Systems is a party or which purports to be binding upon Thermo Systems or upon any of its assets.

       Section 6.5. Litigation. There are no actions, suits, investigations or proceedings (whether or not purportedly on behalf of Delano Energy) pending or, to the best knowledge of Thermo Systems, threatened against or affecting Thermo Systems or any of its properties, which, if adversely determined, might either in any case or in the aggregate have a material adverse effect (i) on the Thermo Systems' ability to deliver, or perform its obligations under any Thermo Systems Document or (ii) on the properties, business, prospects or financial condition of Thermo Systems.

       Section 6.6. FERC Qualification. Thermo Systems does not own, for purposes of 18 C.F.R. Section 292.204(a)(2), another small power production facility located within one mile of the Facility. Thermo Systems is not a person primarily engaged in the generation or sale of electric power (other than electric power solely from co-generation facilities or small power













production facilities), within the meaning of 18 C.F.R. Section 292.206.

       Section 6.7. No Lessor Liens. There are no Lessor Liens affecting the title of the Owner Trustee to the Facility.

       Section 6.8. Employee Retirement Income Security Act of 1974. Thermo Systems has acquired its beneficial interest in the Facility for its own account and with its general corporate assets and not with the assets of any employee benefit plan or any separate account in which any employee benefit plan has any interest, or with assets deemed to be the assets of any employee benefit plan. As used in this Section 6.8, the terms "separate account" and "employee benefit plan" shall have the respective meanings assigned to them in ERISA.

       Section 6.9. Securities Act. Neither Thermo Systems nor anyone authorized to act on its behalf has directly or indirectly offered any interest in the Owner Trust Estate, the Facility, the Bonds or any similar securities for sale to, or solicited any offer to acquire any of the same from, anyone in a manner which would result in a violation of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, and Thermo Systems has acquired its interest in the Owner Trust Estate created under the Owner Trust Agreement in a manner which has not resulted in a violation of said Act or the rules and regulations promulgated thereunder.

       Section 6.10. Knowledge of Defaults. To the knowledge of Thermo Systems, no Lease Default or Lease Event of Default has occurred and is continuing. Thermo Systems is not in violation of any term of this Agreement or any other Basic Document.

     SECTION 7.  REPRESENTATIONS AND WARRANTIES OF THERMO ELECTRON

     Thermo Electron hereby represents and warrants that:

       Section 7.1. Corporate Existence. Thermo Electron is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the power and authority to own its assets and to transact its business as now conducted and as presently proposed to be conducted by it. Thermo Electron is duly licensed or qualified and is in good standing as a foreign corporation in the State of California and in each other jurisdiction in which licensing or qualification is necessary to transact its business as now conducted or as presently proposed to be conducted by it.

       Section 7.2. Power, Authorization and Net Worth. Thermo Electron has full power, authority and legal right to execute, deliver and perform this Agreement, the Operating Standards Support Agreement, the Subordination Agreement, the














Thermo Fuel Contract, the Fuel Contractor Consent relating to the Thermo Fuel Contract and each other Basic Document to which it is or is to become a party (each individually a "Thermo Electron Document" and collectively, the "Thermo Electron Documents"), and the execution, delivery and performance by Thermo Electron of the Thermo Electron Documents have been duly authorized by all necessary action on the part of Thermo Electron, and do not require any shareholder approval or the approval or consent of any trustee or holder of any indebtedness or obligations of Thermo Electron. Thermo Electron has a net worth of at least $75,000,000 on the Closing Date. There is no fact which Thermo Electron has not disclosed to the parties hereto in writing prior to the date hereof which materially adversely affects or, so far as Thermo Electron can now reasonably foresee, will materially adversely affect the ability of Thermo Electron to perform its obligations under any of the Thermo Electron Documents.

       Section 7.3. Execution, Delivery and Enforceability. This Agreement has been duly executed and delivered by Thermo Electron and constitutes, and each other Thermo Electron Document will upon execution and delivery thereof by Thermo Electron constitute, legal, valid and binding obligations of Thermo Electron enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors' rights.

       Section 7.4. No Legal Bar. The execution, delivery and performance by Thermo Electron of the Thermo Electron Documents (i) will not violate any provision of any applicable law or regulation or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to Thermo Electron or to any of its assets, (ii) will not violate any provision of its corporate charter or by-laws, and (iii) will not violate any provision of, or constitute a default under, or result in the creation or imposition of any Lien on any of the assets of Thermo Electron pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking of which Thermo Electron is a party or which purports to be binding upon Thermo Electron or upon any of its assets.

       Section 7.5. Litigation. There are no actions, suits, investigations or proceedings (whether or not purportedly on behalf of Delano Energy) pending or, to the best knowledge of Thermo Electron, threatened against or affecting Thermo Electron or any of its properties, which, if adversely determined, might either in any case or in the aggregate have a material adverse effect (i) on Thermo Electron's ability to deliver, or perform its obligations under any Thermo Electron Document or (ii) on the properties, business, prospects or financial condition of Thermo Electron.
















       Section 7.6. Financial Statements. The financial statements of Thermo Electron for its fiscal year ended January 2, 1993, including its balance sheet and related statements of income and of cash flows have been prepared in accordance with generally accepted accounting principles, consistently applied, and fairly present its financial position as at that date and for the fiscal period then ended; and since the date of such financial statements there has been no material adverse change in its financial position.

       Section 7.7. Securities Act. Neither Thermo Electron nor anyone acting on its behalf has directly or indirectly offered any interest in the Owner Trust Estate, the Facility, the Bonds or any similar securities for sale to, or solicited any offer to acquire any of the same from, anyone in a manner which would result in a violation of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

       Section 7.8. Disclosure. Neither Thermo Electron nor any Affiliate of Thermo Electron, nor any Person acting on behalf of Thermo Electron, shall furnish or has furnished any information contained in or to be contained in an official statement or other disclosure document used or to be used by the Remarketing Agent in connection with the offering of the Bonds for sale, whether such official statement or disclosure document was prepared in accordance with
Section 3 of the Remarketing Agreement, any comparable section of a predecessor or successor agreement to the Remarketing Agreement or was otherwise prepared and distributed by the Remarketing Agent, which information contains any untrue statement of a material fact or omission to state any material fact necessary to make such statements not misleading, in light of the circumstances under which they were made.

     SECTION 8.  [RESERVED]

     SECTION 9.  [RESERVED]

     SECTION 10. [RESERVED]

     SECTION 11. [RESERVED]

     SECTION 12. [RESERVED]

     SECTION 13. CONTINUING COVENANTS OF THERMO SYSTEMS

     Except as otherwise consented to by the Agent in writing, Thermo Systems covenants and agrees that so long as the Facility is leased under the Lease or any liability of Delano Energy or any of its Affiliates hereunder or under any of the other Basic Documents remains unpaid or unperformed, and undischarged:













       Section 13.1. Financial Statements and Other Information. Thermo Systems will at all times keep proper books of record and account in which full, true and correct entries shall be made and will furnish to the Agent:

          (i) as soon as available, and in any event within 120 days after the end of each fiscal year of Thermo Systems, the balance sheet of Thermo Systems as of the end of such fiscal year and related statements of income, stockholders' equity and cash flows of Thermo Systems for such fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved, unless any inconsistency therein is approved in writing by the accountants reviewing or certifying such financial statements and, until such time as separately certified financial statements are available, certified by the Chief Financial Officer of Thermo Systems, and thereafter certified by Arthur Andersen & Co. or other independent certified public accountants reasonably acceptable to the Agent; and

          (ii) with reasonable promptness, such other information respecting the business, assets, financial condition and results of operations of Thermo Systems as the Agent may from time to time reasonably request.

       Section 13.2. Maintenance of Office. Thermo Systems will maintain an office in Waltham, Massachusetts, or at such other place in the United States of America as Thermo Systems shall designate not less than thirty days prior to any change of such office by written notice, addressed as provided in Section 23 hereof, where notices, presentations and demands to or upon Thermo Systems may be given or made.

       Section 13.3.  Business and Corporate Existence.  Thermo Systems will
(i) keep in full force and effect its separate corporate existence and all rights, licenses, leases and franchises reasonably necessary to the conduct of its business, and (ii) comply with (a) the applicable laws and regulations wherever its business is conducted, (b) the provisions of its corporate charter or by-laws, and (c) all agreements and instruments by which it or any of its properties may be bound and all applicable decrees, orders and judgments in such manner that there will not result in the imposition of substantial penalties or a material and adverse effect on the financial condition, properties or business of Thermo Systems.

       Section 13.4. Maintenance of Ownership. Thermo Systems alone will maintain direct ownership of 100% of the issued and outstanding capital stock of Delano Energy.














       Section 13.5.  Compliance with Certain Support Documents.  Thermo
Systems shall (i) duly perform all obligations to be performed by it under the Thermo Systems Documents, and (ii) use its best efforts to obtain all orders, consents, permits, licenses and approvals, and make all registrations, declarations and filings, necessary to keep the Thermo Systems Documents in full force and effect.

     SECTION 14. CONTINUING COVENANTS OF THERMO ELECTRON

     Except as otherwise consented to by the Owner Participant and the Agent in writing, Thermo Electron covenants and agrees that so long as the Facility is leased under the Lease or any liability of Delano Energy or any of its Affiliates hereunder or under any of the other Basic Documents remains unpaid or unperformed, and undischarged:

       Section 14.1. Financial Statements and Other Information. Thermo Electron will at all times keep proper books of record and account in which full, true and correct entries shall be made and will furnish to the Owner Participant and each Bank:

          (i) as soon as available, and in any event within 120 days after the end of each fiscal year of Thermo Electron, the consolidated balance sheet of Thermo Electron as of the end of such fiscal year and related consolidated statements of income, stockholders' equity and cash flows of Thermo Electron for such fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved, unless any inconsistency therein is approved in writing by the accountants certifying such financial statements, and certified by Arthur Andersen & Co. or other independent certified public accountants reasonably acceptable to the Owner Participant and the Agent; and

          (ii) with reasonable promptness, such other information respecting the business, assets, financial condition and results of operations of Thermo Electron as the Owner Participant and the Agent may from time to time reasonably request.

       Section 14.2. Maintenance of Office. Thermo Electron will maintain an office in Waltham, Massachusetts, or at such other place in the United States of America as Thermo Electron shall designate not less than thirty days prior to any change of such office by written notice, addressed as provided in Section 23 hereof, where notices, presentations and demands to or upon Thermo Electron may be given or made.














       Section 14.3. Business; Corporate Existence and Net Worth. Thermo Electron will (i) keep in full force and effect its separate corporate existence and all rights, licenses, leases and franchises reasonably necessary to the conduct of its business, (ii) comply with (a) the applicable laws and regulations wherever its business is conducted, (b) the provisions of its corporate charter or by-laws, and (c) all agreements and instruments by which it or any of its properties may be bound and all applicable decrees, orders and judgments in such manner that there will not result in a material and adverse effect on the financial condition, properties or business of Thermo Electron such that Thermo Electron shall be unable to fulfill its obligations under any Basic Document, and (iii) so long as Thermo Electron has continuing obligations under any Basic Document, maintain a net worth of not less than $75,000,000.

       Section 14.4. Maintenance of Ownership. Thermo Systems alone will maintain direct ownership of 100% of the issued and outstanding capital stock of Delano Energy and Thermo Electron will maintain direct ownership of at least 51% of the issued and outstanding capital stock of Thermo Systems.

       Section 14.5. Compliance with Certain Support Documents. Thermo Electron shall duly perform all obligations to be performed by it under the TE Support Agreements.

     SECTION 15. [RESERVED]

     SECTION 16. INDEMNITY PROVISIONS

       Section 16.1. General Indemnity. Delano Energy and the Owner Trustee do hereby jointly and severally assume liability for, and do hereby jointly and severally agree on written demand to indemnify, protect, save and hold harmless each Indemnitee and its agents, directors, officers and employees from and against, any and all liabilities, obligations, losses, damages, penalties, claims (whether founded or unfounded), actions, suits, judgments (wherever awarded and without any limitation as to amount), costs (including costs of enforcement of the Reimbursement Agreement, the Lease or any of the other Basic Documents against Delano Energy resulting from the breach thereof by Delano Energy), expenses and disbursements (including legal fees and expenses and costs of investigation), of whatsoever kind and nature (herein collectively called "Liabilities"), whether or not any of the transactions contemplated hereby are consummated, which may be imposed on, incurred by or asserted against any Indemnitee in any way relating to or arising out of:

          (i) the manufacture, installation, purchase, delivery, ownership, lease, sublease, possession, rental, use, condition, operation, transportation,














          return, sale, replacement, storage or disposition of the Facility or any Part (including, without limitation, Liabilities in any way relating to or arising out of injury to persons, property or the environment, patent or invention rights, or common law or strict liability in tort or the negligence of such Indemnitee);

          (ii) Delano Energy's failure to comply with any environmental, health, safety or sanitation law, code, ordinance, rule or regulation or any interpretation or order of any regulatory or administrative authority with respect thereto;

          (iii) any release, use, generation, treatment or storage of oil or Hazardous Materials or substances on, upon or into the Land or located at the Facility;

          (iv) any and all damage to natural resources or real property and/or harm or injury to Persons resulting or alleged to have resulted from such failure to comply and/or release of oil or Hazardous Materials or substances; or

          (v) this Agreement, the 1990 Participation Agreement or any of the other Basic Documents or any of the transactions contemplated hereby or thereby, or any part hereof or thereof, or any other document or instrument hereafter executed and delivered pursuant to the terms hereof or thereof, or the enforcement of any of the terms of this Agreement, any of the other Basic Documents or any other document or instrument hereafter executed and delivered pursuant to the terms hereof or thereof, or the enforcement of any agreement, restriction or legal requirement affecting the Facility or any part thereof, or the ownership, operation or use of the Facility or any Part, except that the items or events covered by this clause (v) shall not include any items or events covered by clauses (i), (ii), (iii) or (iv) of this
          Section 16.1;

provided, that Delano Energy and the Owner Trustee shall not be required to indemnify any Indemnitee for (a) Liabilities resulting from the gross negligence of such Indemnitee or from the willful misconduct of any Indemnitee, or (b) any expenses to be borne by such Indemnitee pursuant to the express provisions hereof or of the Reimbursement Agreement or the Lease. Delano Energy's and the Owner Trustee's indemnification obligations under clause (v) of this
Section 16.1 shall not terminate with respect to any such act or event occurring prior to the payment and performance in full of all Bank Obligations).

       Upon the payment in full of any Liability by Delano Energy and/or the Owner Trustee in accordance with this













Section 16.1, Delano Energy and/or the Owner Trustee, as the case may be, shall be subrogated to any right of such Indemnitee in respect of the matter against which indemnity has been given.

       Notwithstanding the foregoing provisions of this Section 16.1, Delano Energy and the Owner Trustee assume no liability for taxes, levies, assessments, imposts, duties, charges and withholdings (and penalties, fines and interest thereon) except as specifically provided in Section 16.3 hereof.

       Section 16.2. Notice; Right to Contest Claim. If any claim is made against any Indemnitee on account of any Liability indemnified against under
Section 16.1 hereof, such Indemnitee shall, upon its receipt of written notice of such claim, give prompt written notice thereof to Delano Energy and the Owner Trustee. Any failure to so notify Delano Energy and/or the Owner Trustee shall not discharge, diminish or relieve Delano Energy or the Owner Trustee, as the case may be, from any indemnification obligations set forth in Section 16.1 hereof, and any payment by Delano Energy or the Owner Trustee to an Indemnitee pursuant to Section 16.1 hereof shall not be deemed to constitute a waiver or release of any right or remedy (including any remedy of damages) which Delano Energy or the Owner Trustee, as the case may be, may have against such Indemnitee as a result of any failure by such Indemnitee to give Delano Energy and/or the Owner Trustee notice of any claim in the manner provided in the first sentence of this Section 16.2, provided that Delano Energy and the Owner Trustee shall have no such right or remedy unless such failure of such Indemnitee to give notice of such claim caused Delano Energy and/or the Owner Trustee, as the case may be, to be unable to contest the Liability indemnified against. Delano Energy and the Owner Trustee, at their sole cost and expense, may contest in good faith any Liability indemnified against under Section 16.1 hereof, provided that (i) such contest will not involve any danger of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on, the Facility or any Part or any interest therein, or of any impairment of the payment of Rent by Delano Energy or the payment of Bank Obligations by Delano Energy or the Owner Trustee; (ii) such contest will not adversely affect the Facility or any Part, or any property, assets or rights of an Indemnitee; and
(iii) such Liability does not relate in any way to the business of any Indemnitee other than the ownership, leasing and financing of the Facility. If the Liability relates to the business of an Indemnitee other than the ownership, leasing and financing of the Facility and such Indemnitee does not consent to the contest thereof by Delano Energy and/or the Owner Trustee, or if the Liability must under applicable law be contested by the Indemnitee, Delano Energy or the Owner Trustee may request such Indemnitee to contest such Liability and such Indemnitee will contest such Liability in good faith, provided that (a) Delano Energy and the Owner Trustee shall furnish such Indemnitee with an opinion of independent counsel reasonably satisfactory to such Indemnitee to the effect













that there exists a reasonable basis for contesting such Liability, (b) such Indemnitee may determine the court of competent jurisdiction in which to contest such Liability, (c) the conduct of the litigation shall remain within the sole discretion of such Indemnitee (but such Indemnitee will keep Delano Energy and the Owner Trustee informed as to the progress of such litigation and will consult with Delano Energy's and the Owner Trustee's counsel if requested),
(d) such Indemnitee shall not be required to undertake judicial proceedings if the Liability being contested is less than $25,000, (e) the conditions set forth in clauses (i) and (ii) of the proviso to the preceding sentence shall be satisfied, and (f) Delano Energy and the Owner Trustee shall have agreed to indemnify such Indemnitee in a manner satisfactory to such Indemnitee and shall have provided such Indemnitee with reasonable evidence of Delano Energy's and the Owner Trustee's ability to pay such Indemnitee for any liability or loss which such Indemnitee may incur as a result of contesting such Liability and shall have agreed to pay such Indemnitee on demand all costs and expenses that it may incur in connection with contesting such Liability, including, without limitation, reasonable attorneys', accountants', engineers' and like professional fees and disbursements, the reasonable fees and expenses of attorneys in the regular employ of such Indemnitee and the amount of any interest or penalty that may be payable as a result of contesting such Liability. If an Indemnitee is contesting a Liability pursuant to the foregoing sentence solely because such Liability must under applicable law be contested by it and such Liability does not relate to the business of such Indemnitee other than the ownership, leasing and financing of the Facility, a settlement of such contest by such Indemnitee without Delano Energy's and the Owner Trustee's consent (which consent shall not be unreasonably withheld) shall constitute a release of Delano Energy's and the Owner Trustee's indemnity obligations with respect to such Liability.

       Section 16.3. General Tax Indemnity. Delano Energy and the Owner Trustee shall pay, and shall indemnify, protect, save and keep harmless each Indemnitee from and against, all license and registration fees and all taxes (including, without limitation, income, franchise, excise, sales, use, occupational, personal or real property and stamp taxes), levies, assessments, imposts, duties, charges or withholdings of any nature whatsoever, together with any penalties, fines or interest thereon, imposed against such Indemnitee, Delano Energy, the Owner Trustee or any of them or the Facility, any Part or the Land by any Federal, state or local government or taxing authority in the United States upon or with respect to the Facility, any Part or the Land or any interest in any thereof, or upon or with respect to the manufacture, installation, purchase, delivery, ownership, warranty, lease, sublease, financing, possession, rental, use, operations, transportation, return, sale, replacement, storage or disposition of any thereof, or upon or with respect to the Rent, receipts, earnings or gains arising













from the Facility, any Part or the Land or the income or proceeds with respect to any such property or upon or with respect to this Agreement, the Reimbursement Agreement, the Lease, or any other Basic Document (including the performance of any of the transactions contemplated hereby or thereby) (herein collectively called "Taxes," and individually, a "Tax"), excluding, however:

          (i) Federal taxes, fees or other charges that are based on, or measured by, net income;

          (ii) taxes imposed by the State of California that are based on, or measured by, net income; and

          (iii) other taxes, fees or other charges that are based on, or measured by, net income to the extent imposed by the state, city or municipality in which the principal office of the Indemnitee is located or by any political subdivision of such state, city or municipality;

provided, that Delano Energy and the Owner Trustee shall and hereby do agree to pay any such Taxes referred to in the foregoing clauses (i) through (iii) that are based on, or measured by, Rent payable under the Lease or the net income therefrom which are in substitution for or relieve Delano Energy and/or the Owner Trustee from any taxes, fees or other charges which Delano Energy or the Owner Trustee would otherwise be obligated to pay under the terms of this
Section 16.3. In case any report or return is required to be made with respect to any taxes, fees or other charges indemnified against by Delano Energy and the Owner Trustee under this Section 16.3, (a) where legally permissible Delano Energy will make such report or return when and as required under applicable laws or regulations setting forth therein the Owner Trustee's ownership of Phase I and send a copy of such report or return to each of the Owner Participant, the Owner Trustee and the Agent, (b) in other cases, will notify the Owner Trustee of such requirement at least 60 days prior to the date such report or return is required to be made or promptly upon Delano Energy's first obtaining knowledge of the requirement of such report or return, whichever is later, and make such report or return in a manner satisfactory to the Owner Participant and the Agent, provided that Delano Energy shall not be obligated to make any report or return with respect to a Tax that is not related to the financing, ownership, operation or leasing of the Facility.

          16.3.1. If, prior to the payment by such Indemnitee of any Tax indemnified against, Delano Energy shall not have provided such Indemnitee with sufficient funds to pay such Tax, the amount of such Tax paid by the Indemnitee shall bear interest from the date of payment thereof by such Indemnitee to the date of reimbursement therefor by Delano Energy at the Delay Rate.














          16.3.2. Delano Energy shall be obligated under this Section 16.3 irrespective of whether such Indemnitee shall also be indemnified with respect to any such Tax elsewhere under the Lease, the Reimbursement Agreement or under any other Basic Document or by any other Person, and such Indemnitee may proceed directly against Delano Energy and/or the Owner Trustee under this Section 16.3 without first resorting to any such other rights of indemnification. Upon payment in full of any indemnities by Delano Energy and/or the Owner Trustee in accordance with this Section 16.3, Delano Energy and/or the Owner Trustee, as the case may be, shall be subrogated to any right of such Indemnitee in respect of the matter against which indemnity has been given.

          16.3.3. All amounts payable by Delano Energy and the Owner Trustee pursuant to this Section 16.3 shall be payable directly to the Person entitled to payment or indemnification.

       Section 16.4. Tax Contests. If any claim is made against any Indemnitee for any Tax indemnified against under Section 16.3, such Indemnitee shall, upon its receipt of written notice of such claim, given prompt written notice thereof to Delano Energy and the Owner Trustee. Delano Energy and/or the Owner Trustee, at their sole cost and expense, may contest in good faith any taxes, fees or other charges indemnified against under Section 16.3, provided that (i) such contest will not involve any danger of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on, the Facility, any Part or any interest therein, or of any impairment of the payment of Bank Obligations by Delano Energy and/or the Owner Trustee, (ii) such contest will not adversely affect the Facility or any Part, or any other property, assets or rights of an Indemnitee, and (iii) such Taxes do not relate in any way to the business of any Indemnitee other than the ownership, leasing and financing of the Facility.

          16.4.1. If any Tax relates to the business of an Indemnitee other than the ownership, leasing and financing of the Facility and such Indemnitee does not consent to the contest thereof by Delano Energy and/or the Owner Trustee, or if the Tax must under applicable law be contested by the Indemnitee, Delano Energy and/or the Owner Trustee, as the case may be, may request such Indemnitee to contest such Tax whereupon such Indemnitee shall contest the same in good faith, but only if the following conditions are met: (i) Delano Energy and/or the Owner Trustee, as the case may be, shall furnish such Indemnitee with an opinion of independent counsel reasonably satisfactory to such Indemnitee to the effect that a reasonable basis as set forth in A.B.A. Opinion 85-352 for contesting such Tax exists, (ii) such Indemnitee may determine the court of competent jurisdiction or other forum in which to contest such Tax, (iii) the conduct of the proceedings shall remain within the sole discretion of such Indemnitee (but such Indemnitee will keep Delano Energy and/or














the Owner Trustee, as the case may be, informed as to the progress thereof and will consult with Delano Energy's or the Owner Trustee's counsel if requested),
(iv) such Indemnitee shall not be required to undertake judicial proceedings if the amount of the Tax or Taxes to be contested is less than $25,000 (and for this purpose any contest that relates to an issue that would affect more than one taxable year shall be treated as involving the total potential undiscounted Taxes, taking into account all taxable years to which the issue could relate),
(v) the conditions set forth in clauses (i) and (ii) of Section 16.4 hereof shall be satisfied, (vi) Delano Energy and/or the Owner Trustee, as the case may be, shall have agreed to indemnify such Indemnitee in a manner, and with security, satisfactory to such Indemnitee for any liability or loss which such Indemnitee may incur as a result of contesting such Tax and shall have agreed to pay such Indemnitee on demand all costs and expenses that it may incur in connection with contesting such Tax, including, without limitation, reasonable fees and expenses of attorneys', accountants', engineers', and like professional fees and disbursements, the reasonable fees and expenses of attorneys in the regular employ of such Indemnitee and the amount of any interest or penalty that may be payable as a result of contesting such Tax, and (vii) if such Indemnitee shall elect to contest such Tax by paying the amount claimed and seeking a refund, Delano Energy and/or the Owner Trustee, as the case may be, shall have provided such Indemnitee with sufficient funds to pay the Tax so claimed or, if such Indemnitee shall have paid the Tax indemnified against and shall thereafter have demanded from Delano Energy and/or the Owner Trustee, as the case may be, the payment or indemnity provided for in Section 16.3, promptly following such demand Delano Energy and/or the Owner Trustee, as the case may be, shall have paid to such Indemnitee all amounts (including interest) required to be paid under Section 16.3. If Delano Energy and/or the Owner Trustee provide funds to such Indemnitee in an amount sufficient to pay the Tax and requests that such Indemnitee contest the proposed adjustment by seeking a refund of such Tax, then upon receipt by such Indemnitee of a refund (or credit against tax which does not result in a refund because it is applied against any tax deficiencies of such Indemnitee) of any Taxes paid with funds so provided by Delano Energy and/or the Owner Trustee, such Indemnitee shall forthwith pay to Delano Energy and/or the Owner Trustee, as the case may be, the amount so provided by Delano Energy and/or the Owner Trustee and subsequently refunded or credited to such Indemnitee, together with any interest thereon that has been paid or credited to such Indemnitee in respect to such refund or credit. If an Indemnitee is contesting a Tax pursuant to the foregoing provisions of this Section 16.4 solely because such Tax must under applicable laws be contested by it and such Tax does not relate solely to the Indemnitee's ownership, leasing or financing of the Facility, the Indemnitee may make a settlement of such contest without Delano Energy's or the Owner Trustee's consent in which event Delano Energy and the Owner Trustee shall not be















obligated to make any indemnification payment to such Indemnitee in respect of the Tax in question.

       Section 16.5.  [Reserved]

       Section 16.6. Survival and Effect of Indemnities. The indemnities of Delano Energy and the Owner Trustee provided for in this Agreement and Delano Energy's and the Owner Trustee's obligations under any and all thereof, including specifically the indemnities provided for in Sections 16.1 and 16.3 hereof, shall survive any investigation or any other action taken by any Indemnitee and the expiration or other termination of this Agreement or any other Basic Document. Delano Energy's and the Owner Trustee's obligations under the indemnities provided for in this Agreement shall be those of a primary obligor (and not of a guarantor or surety) whether or not the Indemnitee shall also be indemnified with respect to the same matter under the terms of any other document or instrument or by any other Person, and any Indemnitee seeking indemnification from Delano Energy and/or the Owner Trustee pursuant to any provision of this Agreement may proceed directly against Delano Energy and/or the Owner Trustee without first seeking to enforce any other right of indemnification.

     SECTION 17. TRANSACTION COSTS; ONGOING EXPENSES AND FEES

       Section 17.1.  [Reserved]

       Section 17.2.  [Reserved]

       Section 17.3.  [Reserved]

       Section 17.4.  [Reserved]

       Section 17.5. Trustees' Fees and Expenses. Delano Energy shall pay, promptly upon demand therefor, the continuing annual administration fees and all filing, recording, registration and other fees and out-of-pocket expenses of the Owner Trustee, the Agent, the Revenue Trustee, the Bond Trustee and the "Registrar" and the "Paying Agent" under the Bond Indenture in connection with the Overall Transactions.

       Section 17.6. [Reserved]

       Section 17.7. [Reserved]

       Section 17.8. Certain Adjustments. The Borrowers shall pay to the Revenue Trustee for deposit in the Supplemental Reserve Fund an amount equal to the positive difference, if any, between the amount paid by the Swap Bank to the Issuing Bank pursuant to Section 2 of the Swap Agreements less the interest due on the Bonds on the same date such amount was due under the Swap Agreements.











       Section 17.9. Late Payments. If payment of any amount due hereunder is not paid in full when due, and remains unpaid five days after demand therefor by the party entitled thereto, such overdue amount, including, to the extent permitted by law, overdue interest, shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate equal to the Delay Rate.

     SECTION 18. [RESERVED]

     SECTION 19. TRANSFER OF OWNER PARTICIPANT'S INTEREST

       Section 19.1. Transfer by Owner Participant. The Owner Participant shall not assign (except to the Agent to secure payment and performance of the Secured Obligations), convey or otherwise transfer, voluntarily or involuntarily, any of its beneficial interest in and to the Facility, this Agreement, the Lease or any other Basic Document or Support Document, or its leasehold interest in the Land, except on the conditions set forth in this
Section 19. The Owner Participant may transfer to one, but not more than one, other Person (herein referred to as the "Transferee"), after the Closing Date, all or any proportionate part of such aggregate beneficial interest, subject to the conditions that:

          (i) the Transferee shall have the requisite power and authority to enter into and carry out the transactions contemplated by this Agreement and the other Basic Documents;

          (ii) the Transferee shall enter into an agreement or agreements, in form and substance reasonably satisfactory to Delano Energy, and the Agent, and for so long as any Bonds are outstanding under the Bond Indentures, CPCFA (as evidenced by the written consent of CPCFA, which consent may, in CPCFA's sole discretion, be conditioned upon the credit rating on the Bonds as determined by Standard & Poor's Corporation or Moody's Investors Service, remaining at substantially the same rating level of the Bonds immediately prior to the effective date of such sale or transfer), whereby the Transferee confirms that it shall be deemed a party to this Agreement and each other Basic Document to which the Owner Participant is a party, and agrees to provide all of the representations, warranties and agreements of the Owner Participant under Section 6 hereof and to be bound by all of the terms of, and to undertake all the obligations of, the Owner Participant contained in the Basic Documents to which it is a party, including being the beneficial owner of the Facility under the terms of















          the Owner Trust Agreement and this Agreement; and the Transferee and the Owner Participant shall enter into such agreements, in form and substance reasonably satisfactory to Delano Energy, the Agent, and CPCFA to transfer such right, title or interest to the Transferee; and CPCFA (as evidenced by CPCFA's written approval),

          (iii) the Transferee shall be either (A) a bank, trust company or insurance company, pension trust, credit or finance corporation or other financial institution organized under the laws of the United States or any State thereof with capital and surplus of at least $50,000,000, or (B) a business corporation or leasing corporation or any other entity experienced in transactions of the type contemplated by this Agreement, organized and operating under the laws of any State of the United States with a net worth of at least $50,000,000, or
          (C) a subsidiary of any Person described in clause (A) or (B) above whose obligations under the Basic Documents are guaranteed by such Person by instruments reasonably satisfactory in form and substance to the Owner Trustee and the Agent, or (D) an Affiliate of the Owner Participant whose obligations are guaranteed by the Owner Participant.

     Upon any transfer permitted by this Section 19, except as otherwise expressly provided herein, each reference herein to the Owner Participant shall thereafter be deemed to be a reference to the Transferee.

       Section 19.2. Notice to Delano Energy. If the Owner Participant proposes to transfer all or any portion of its interest hereunder pursuant to this Section 19, it shall give written notice to Delano Energy, the Owner Trustee, each Bank and CPCFA specifying the name and address of the proposed Transferee and specifying the facts necessary to determine compliance with this
Section 19.

       Section 19.3. Release. The parties hereto agree that, upon the transfer of all or any portion of the Owner Participant's interest pursuant to this Section 19, the Owner Participant shall be thereby released from all of its future obligations under this Agreement and the other Basic Documents with respect to the interest so transferred, except for accrued obligations and those attributable to periods prior to such transfer.

     SECTION 20. INDEMNIFICATION AND OTHER COVENANTS AND RIGHTS

     If any of the Owner Participant, the Owner Trustee or the Agent shall be requested by Delano Energy to take or refrain from

















taking any action in connection with the transactions contemplated hereby, which such Person has not expressly agreed to take or refrain from taking in the Lease or this Agreement, Delano Energy shall furnish such reasonable indemnity as may be requested by such Person.

     SECTION 21. LIABILITIES OF PARTICIPANTS AND TRUSTEES

     Neither the Owner Participant, the Owner Trustee nor any Bank shall have any obligation or duty to Delano Energy or any other Person with respect to the transactions contemplated hereby, except those obligations or duties expressly set forth in this Agreement and in each of the other Basic Documents to which such Person is a party.

     SECTION 22. [RESERVED]

     SECTION 23. NOTICES

     All notices, requests, demands and other communications required or contemplated by the provisions hereof or of any other Basic Document shall refer on their face to the "Delano Energy Project" (although failure to do so shall not make such notice ineffective), shall, unless otherwise specified, be in writing or by telex or telegraph, and shall be deemed to have been given when received, if addressed as follows:

          If to the Owner Participant:

               Thermo Energy Systems Corporation
               81 Wyman Street
               Waltham, MA 02254-9046
               Attn:  Mr. Parimal Patel

          If to the Owner Trustee:

               Chemical Trust Company of California
               50 California Street
               10th Floor
               San Francisco, CA  94111
               Attn:  Rose Maravilla

          If to the Agent or to ABN AMRO Bank N.V., Boston Branch, or to ABN AMRO Bank N.V., Cayman Islands Branch:

               ABN AMRO Bank N.V.,  Boston Branch
               Exchange Place
               53 State Street, 19th Floor
               Boston, Massachusetts  02109
               Attn:  Vice President and Manager











          With a copy to:

               ABN AMRO Bank N.V.
               135 South LaSalle Street, Suite 560
               Chicago, Illinois  60603
               Attn:  Project Finance Group
                    Re:  Delano Energy Co., Inc.

          If to FNBB:

               The First National Bank of Boston
               100 Federal Street
               Boston, Massachusetts  02110
               Attn:   Stefan Breuer, Vice President,
                    Energy and Utilities Division

          If to Bank of Montreal:

               707 Wilshire Blvd., Suite 4840
               Los Angeles, CA 90017
               Attn:  Lawrence E. Jones, P.E.,
                   Director, Natural Resources

          If to Barclays Bank PLC:

               222 Broadway, 11th Floor
               New York, NY 10038
               Attn:  Mark Tuminello
                      Project Finance Group

               222 Broadway, 11th Floor
               New York, NY 10038
               Attn:  Stephanie Gledhill
                      Client Service Representative

          If to Societe Generale:

               1111 Bagby, Suite 2020
               Houston, TX 77002
               Attn:  Stephen W. Warfel
                      U.S. Project Finance

          If to BayBank:

               175 Federal Street
               Boston, MA 02110
               Attn:  Timothy M. Laurion

          If to Delano Energy:

               Delano Energy Company Inc.
               81 Wyman Street
               Waltham, MA  02254-9046
               Attn:  Mr. Parimal Patel




          If to Thermo Electron or to Thermo Systems:

               Thermo Electron Corporation
               81 Wyman Street
               Waltham, MA  02254-9046
               Attn:  Mr. Parimal Patel

or, as to any of such Persons, to such other address as such Persons may from time to time specify to the parties hereto in writing.

     SECTION 24.  MISCELLANEOUS

       Section 24.1. Nonrecourse. Except as expressly provided herein, each and all of the representations, undertakings and agreements herein made on the part of the Owner Trustee are made and intended not as personal representations, undertakings and agreements by or for the purpose or with the intention of binding it or the Owner Participant personally but are made and intended for the purpose of binding only the Owner Trust Estate, and this Agreement, except as expressly provided herein, is executed and delivered by CTCC solely in the exercise of the powers expressly conferred upon it as trustee under the Owner Trust Agreement and not in its individual capacity; and no personal liability or responsibility is assumed hereunder by or shall at any time be enforceable against CTCC in its individual capacity or Owner Participant on account of any representation, undertaking or agreement hereunder of the Owner Trustee, either expressed or implied, all such personal liability, if any, being expressly waived by the parties hereto and by all Persons claiming by, through or under the parties hereto; provided, however, that the parties hereto or any Person claiming by, through or under the parties hereto, making claim hereunder, may look to the Owner Trust Estate for satisfaction of same. The Owner Trustee may seek instructions from the Owner Participant in exercising its rights or performing its duties hereunder.

       Section 24.2. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not of itself invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Delano Energy hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

       Section 24.3. Waivers; Modifications. No term or provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver,












discharge or termination is sought; and no such instrument shall be effective, unless a signed copy thereof shall have been delivered to the Owner Participant, the Owner Trustee and the Agent.

       Section 24.4. Binding Effect; Successors and Assigns. The terms and provisions of this Agreement and the respective rights and obligations of the parties hereunder shall be binding upon, and inure to the benefit of, their respective successors and assigns, provided that Delano Energy shall not assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto; and Thermo Electron shall not assign any of its obligations hereunder without the prior written consent of the other parties hereto.

       Section 24.5. Reproduction of Documents. This Agreement and all documents relating hereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by the Lessor, the Owner Participant or the Indenture Trustee on the Closing Date, and (iii) financial statements, certificates and other information previously or hereafter furnished to the parties, may be reproduced by the parties hereto, by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the parties may destroy any original document so reproduced. Each party hereto stipulates that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business), and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

       Section 24.6. Survival of Agreement, etc. All agreements, representations and warranties contained herein or made in writing by or on behalf of any party hereto in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and each other document and instrument delivered in connection with the consummation of the transactions contemplated hereby, any investigation at any time made by a party hereto or on behalf of a party hereto. All statements contained in any certificate or other instrument delivered by or on behalf of any party hereto pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties by such party hereunder. No termination of the Lease for any reason shall release Delano Energy from any liabilities it may have to any other Person whether explicitly set forth herein or arising from any misrepresentation by Delano Energy herein contained or any breach by Delano Energy of its warranties or covenants herein contained.
















       Section 24.7. Brokers. No broker, finder, investment broker or intermediary has been retained by any of the parties to this Agreement.

       Section 24.8. Captions; References. The captions in this Agreement and in the table of contents are for convenience of reference only and shall not define or limit any of the terms or provisions hereof. Reference herein to sections and subsections without reference to the document in which they are contained are references to this Agreement.

       Section 24.9. Execution in Counterparts. This Agreement may be executed by the parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

       Section 24.10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts. This Agreement is being made and delivered in The Commonwealth of Massachusetts.

       Section 24.11. Integration. This Agreement contains or expressly incorporates by reference the entire and exclusive agreement of the parties with respect to the matters contemplated herein and supersedes all prior negotiations related thereto; provided, however, that nothing herein shall be deemed to extinguish, waive, release or terminate, in whole or in part, any obligations or liabilities created under the 1990 Participation Agreement which remain unsatisfied as of the Closing Date.

       Section 24.12. Rights of Owner Participant. Notwithstanding anything to the contrary contained herein, in the Reimbursement Agreement or in any other Basic Document, so long as the Owner Participant is an Affiliate of Thermo Electron and/or Delano Energy, the Owner Participant shall have no right to take or withhold any action, or give or withhold any consent, if the effect thereof is to prevent the Agent and/or the Banks from taking or withholding any action, or giving or withholding any consent hereunder which action or consent, as the case may be, would have ordinarily required the consent or action of the Owner Participant in concert with the Agent, under the Reimbursement Agreement or under any other Basic Document.

       Section 24.13. Lessor Liens. Neither the Owner Participant, CTCC, in its individual capacity, nor the Owner Trustee, as the case may be, shall cause or permit to exist at any time any Lessor Lien arising by, through and under such Person, and each of them shall, at its own expense, promptly take such action as may be necessary to discharge any such Lessor Lien. Each of the Owner Participant, CTCC, in its individual capacity, and the Owner Trustee agrees severally but not jointly to indemnify each Bank from and against all liabilities,













obligations, losses and damages of every kind and nature imposed on incurred by or asserted against any Bank arising out of the imposition of any Lessor Lien created by the Person in question.

       Section 24.14.  Compliance with Owner Trust Agreement.  Each of the
Owner Participant and the Owner Trustee shall comply with the terms of the Owner Trust Agreement (as the same may be hereinafter supplemented, modified or amended from time to time in accordance with the terms thereof), and neither the Owner Participant nor the Owner Trustee shall amend, supplement or otherwise modify any provision of the Owner Trust Agreement in any manner adversely affecting any party to this Agreement without the prior written consent of such party. The Owner Participant shall not terminate the Owner Trust Agreement and revoke the trusts created thereby, so long as any obligations remain outstanding under the Letters of Credit or the Reimbursement Agreement unless the Agent shall have given its prior written consent to such termination.

       Section 24.15. Tax-Exempt Status of Bonds. It is the intention of the parties hereto that interest on the Bonds shall be and remain tax-exempt. To that end the Owner Participant agrees that all funds invested under any Basic Document shall be invested in accordance with instructions of nationally recognized bond counsel acceptable to the Agent so that no such investment shall cause any of the Bonds to lose their status as tax-exempt. The Owner Participant shall cooperate to ensure that the provisions of Section 148 of the Code are complied with in respect of all such investments.

       Section 24.16. Replacement of Owner Trustee. No successor to the Owner Trustee (other than a successor by merger or consolidation of Owner Trustee with or into another Person) shall be substituted pursuant to the terms of the Owner Trust Agreement without the prior approval of the Agent, which approval shall not be unreasonably withheld.

       Section 24.17. Payments From Owner Trust Estate Only. All payments to be made by the Owner Trustee hereunder shall be made only from the Owner Trust Estate. The parties hereto agree that the Owner Trustee shall not be personally liable for any of its obligations hereunder. Delano Energy hereby confirms to each Bank that no limitation on the liability of, or recourse to, the Owner Trustee shall in any way limit or restrict the joint and several liability of Delano Energy for the repayment in full of the Bank Obligations. Anything in this Agreement or any other Bank Agreement to the contrary notwithstanding, each and all of the representations, undertakings and agreements herein or therein made on the part of the Owner Trustee are made and intended not as personal representations, undertakings and agreements by or for the purpose or with the intention of binding it personally but are made and intended for the purpose of binding only the Owner Trust Estate; this Agreement and the other














Bank Agreements to which the Owner Trustee is a party are executed and delivered by CTCC solely in the exercise of the powers expressly conferred upon it as trustee under the Owner Trust Agreement and not in its individual capacity; and, except as expressly provided in the Participation Agreement, no personal liability or responsibility is assumed hereunder or thereunder by or shall at any time be enforceable against CTCC in its individual capacity on account of any representation, undertaking or agreement hereunder or thereunder of the Owner Trustee, either expressed or implied, all such personal liability, if any, being expressly waived by the Agent, by each Bank and by all Persons claiming by, through or under the Agent or any Bank; provided, however, that the Agent, each Bank and any Person claiming by, through or under any of you, making claim under this Agreement or under any other Bank Agreement may look to the Owner Trust Estate for satisfaction of same. The Owner Trustee may seek instructions from the Owner Participant in exercising its rights or performing its duties hereunder. The foregoing limitation on recourse against the Owner Trustee shall not in any way be deemed to limit, restrict or diminish the liability of Delano Energy hereunder to the Agent and/or the Banks.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as an instrument under seal by their respective officers thereunto duly authorized as of the day and year first above written.

                                   DELANO ENERGY COMPANY INC.


                                   By     /s/ Parimal Patel
                                   Title:  Vice President

                                   THERMO ENERGY SYSTEMS CORPORATION,
                                    INDIVIDUALLY AND IN ITS CAPACITY
                                    AS OWNER PARTICIPANT


                                   By     /s/ Parimal Patel
                                   Title:  Vice President


                                   THERMO ELECTRON CORPORATION


                                   By     /s/ Parimal Patel
                                   Title:  Vice President
















                                   CHEMICAL TRUST COMPANY OF
                                     CALIFORNIA, AS OWNER TRUSTEE,
                                     AND, TO THE EXTENT INDICATED, IN
                                     ITS INDIVIDUAL CAPACITY


                                   By     /s/ Rose Maravilla
                                   Title:  Assistant Vice President


                                   ABN AMRO Bank N.V., Boston Branch,
                                   for itself and as Agent


                                   By     /s/ Brian G. Slayne
                                   Title:  Assistant Vice President


                                   By     /s/ R. E. James Hunter
                                   Title:  Senior Vice President



                                   The First National Bank of Boston


                                   By     /s/ Stefan Breuer
                                   Title:  Vice President


                                   Bank of Montreal


                                   By     /s/ Lawrence E. Jones
                                   Title:  Director


                                   Barclays Bank PLC


                                   By     /s/ Mark Tuminello
                                   Title:  Director


                                   By     /s/ Alistair Buchan
                                   Title:  Associate Director


                                   Societe Generale


                                   By     /s/ William G. Schmidt
                                   Title:  Vice President





                                   BayBank


                                   By     /s/ Timothy M. Laurion
                                   Title:  Loan Officer (Special)


                                   ABN AMRO Bank N.V.,
                                   Cayman Islands Branch


                                   By     /s/ R. E. James Hunter
                                   Title:  Vice President


                                   By     /s/ Brian G. Slayne
                                   Title:  Assistant Vice President



































                                   Appendix A

                                    Glossary


     Each of the following terms shall have the following meanings (such definitions to be equally applicable to both singular and plural forms of the terms defined), except as otherwise expressly provided in the agreement to which this Glossary is attached or referred to:

     "ABN AMRO" shall mean ABN AMRO Bank N.V., Boston Branch and its successors and assigns.

     "Acceleration" as applied to the Bank Obligations shall mean any part of the Bank Obligations becoming immediately due and payable as provided in Section
6.2 of the Reimbursement Agreement.

     "Act" as defined in Section 5.26.2 of the Reimbursement Agreement.

     "Actual Output" as defined in Section 1 of the Operating Standards Support Agreement.

     "Adjusted Available Funds" as defined in Section 1 of the Operating Standards Support Agreement.

     "Affiliate" of any Person shall mean any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. For purposes of this definition the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     "Agency Agreements" shall mean, collectively, (i) the Agency Agreement executed by the Bond Trustee and the 1989-90 Collateral Agent dated as of August 1, 1989, and (ii) the Agency Agreement executed by the Bond Trustee and the 1991 Collateral Agent dated as of October 1, 1991, each as in effect on the Closing Date and as the same may from time to time be amended, modified or supplemented in accordance with the terms thereof.

     "Agent" shall mean ABN AMRO, in its capacity as administrative agent under the Reimbursement Agreement for itself and the Banks, and for any other banks from time to time party to the Reimbursement Agreement and any successor agent under the Reimbursement Agreement.










     "Agreement," "hereto," "hereof," "hereunder" and words of similar import when used in any agreement to which this Glossary is attached shall mean such agreement, as the same may from time to time be amended, modified or supplemented in accordance with the terms thereof.

     "All-in Rate" shall mean (a) with respect to the 1989 Bonds and the 1990 Bonds 7.72% per annum which is the sum of (i) the "Fixed Rate" in the Confirmation to the Swap Agreement of 6.65% per annum plus (ii) the initial Letter of Credit Fee Rate of 1.07% per annum (expressed as a percentage of the outstanding principal amount of the 1989 Bonds and 1990 Bonds without including the "Investment Component" of the respective Letters of Credit) plus (iii) the fee of the Remarketing Agent under Section 6(a) of the Remarketing Agreement of 0.125% per annum and (b) with respect to the 1991 Bonds 5.38% per annum which is the sum of (i) the "Fixed Rate" in the Confirmation to the Swap Agreement of 3.60% per annum plus (ii) the initial Letter of Credit Fee Rate of 1.78% per annum (expressed as a percentage of the outstanding principal amount of the 1991 Bonds without including the "Investment Component" of the respective Letter of Credit) plus (iii) the fee of the Remarketing Agent under Section 6(a) of the Remarketing Agreement of 0.125% per annum.

     "Alternative Credit Facility" shall have the meaning assigned to the term "Security Arrangement" in the Bond Indentures.

     "Ancillary Power Contracts" as defined in Section 4.2.2 of the Participation Agreement.

     "Anticipated Output" as defined in Section 1 of the Operating Standards Support Agreement.

     "Anticipated Peak Month Output" as defined in Section 1 of the Operating Standards Support Agreement.

     "Applicable Rate" as defined in Section 1 of the Operating Standards Support Agreement.

     "Ash Disposal Consent" shall mean the Ash Disposal Consent dated as of January 8, 1994 among the Lessor, the Agent and Hondo Chemical, as the same may from time to time be amended, modified, supplemented in accordance with the term thereof.

     "Ash Disposal Contract" shall mean the Ash Management Contract dated as of January 8, 1994 between Delano Energy and Hondo Chemical, as the same may from time to time be amended, modified, supplemented in accordance with the term thereof.

     "Assigned Property" as defined in Section 2 of the Assignment of Leases.












     "Assignment of Leases" shall mean the Assignment of Leases and Rents dated as of December 3, 1990, as amended by that First Amendment to Assignment of Leases and Rents dated as of December 31, 1993, by the Lessor to the Agent, as the same may from time to time be amended, modified or supplemented in accordance with the terms thereof.

     "Available Cash" as defined in Section 1 of the Operating Standards Support Agreement.

     "Available Funds" as defined in Section 1 of the Operating Standards Support Agreement.

     "Available Reserves" shall mean, as of any date, the assets held by the Revenue Trustee in the General Revenue Fund pursuant to the Revenue Trust Agreement.

     "Banks" shall mean the LC Banks and the Swap Bank.

     "Bank Agreements" as defined in Section 7 of the Reimbursement Agreement.

     "Bank Obligations" as defined in Section 7 of the Reimbursement Agreement.

     "Bank Participant" as defined in Section 14.1 of the Reimbursement
Agreement.

     "Bank Participation" as defined in Section 14.1 of the Reimbursement Agreement.

     "Bank Security" as collectively defined in Section 2 of the Lessor Security Agreement and in Section 7 of the Reimbursement Agreement.

     "Base Case Pro Forma" shall mean the Base Case Pro Forma set forth as Exhibit) 5A.24 to the Reimbursement Agreement.

     "Base Lease Term" shall mean the period beginning on January 1, 1991 and ending on January 1, 2001.

     "Base Rate" as defined in Section 3.1.2(b) of the Reimbursement Agreement.

     "Base Rent" shall mean the Rent payable pursuant to Section 3.2 of the Lease with respect to the Base Lease Term.

     "Basic Documents" shall mean the Participation Agreement, the Owner Trust Agreement, the Bill of Sale, the Lease, the Revenue Trust Agreement, the CPC Assignment and Assumption Agreements, the Restatement Agreement, the Reimbursement Agreement, Delano Energy Security Agreement, Delano Energy Deed of Trust, the Delano Energy Stock Pledge Agreement, the Delano Energy Assignment of Leases, the Lessee Security Agreement, the









Implementation Agreement, the Option to Acquire Stock Agreement, the Lessor Security Agreement, the Lessor Deed of Trust, the Assignment of Leases, the Consent to Assignment of Leases, the Support Documents, the Letters of Credit, the Bonds, the Bond Documents, the Swap Agreements and the Remarketing Agreements (and any amendments, modifications and/or supplements to any of the foregoing which may from time to time be entered into), and shall also mean any other instrument or document which, with the consent or agreement of Delano Energy, states that it is a Basic Document as said term is used in the Participation Agreement.

     "Beneficiary" as defined in the preamble to the Revenue Trust Agreement.

     "Bill of Sale" shall mean the instrument delivered on or prior to the 1990 Closing Date conveying from Delano Energy to the Lessor all of the property constituting Phase I.

     "Bond Documents" shall mean the Bonds, the CPC Loan Agreements, the Bond Indentures, the Agency Agreements, the Bond Pledge Agreements, the Intercreditor Agreements and the Remarketing Agreements relating to the Bonds.

     "Bond Indentures" shall mean, collectively, (i) the Indenture of Trust dated as of August 1, 1989, as supplemented by the First Supplemental Indenture of Trust dated as of May 1, 1990 between the CPCFA and the Bond Trustee (the "1989-90 Bond Indenture"), and (ii) the Indenture of Trust dated as of October 1, 1991 between the CPCFA and the Bond Trustee (the "1991 Bond Indenture"), each as in effect on the Closing Date and as the same may from time to time be amended, modified or supplemented in accordance with the terms thereof.

     "Bond Pledge Agreements" shall mean, collectively, (i) the Pledge and Security Agreement executed by Delano Energy in favor of the 1989-90 Collateral Agent dated as of August 1, 1989, and (ii) the Bond Pledge and Security Agreement executed by Delano Biomass in favor of the 1991 Collateral Agent, dated as of October 1, 1991, each as assigned to and assumed by the Owner Trustee under the Participation Agreement and as the same may from time to time be amended, modified or supplemented in accordance with the terms thereof.

     "Bond Trustee" shall mean Bankers Trust Company as the trustee under the Bond Indentures, or any of its successors, in such capacity.

     "Bonds" shall mean shall mean the 1989 Bonds, the 1990 Bonds and the 1991 Bonds.

     "Breakage Fee" shall mean the amounts payable pursuant to Section 6(e) of the Swap Agreements.














     "Business Day" shall mean any day other than a Saturday, a Sunday or any other day on which banking institutions in Illinois, Massachusetts or New York are required or authorized by law to be closed or any day on which the New York Stock Exchange is closed.

     "Closing Date" shall mean December 31, 1993.

     "Co-Agents" as defined in Section 7 of the Reimbursement Agreement.

     "Code" shall mean the Internal Revenue Code of 1986, as from time to time amended, and any redesignated or successor provisions, and those provisions of the Internal Revenue Code of 1954 as remain applicable to the Facility and the transactions contemplated by the Basic Documents pursuant to Sections 203, 204 and 211 of the Tax Reform Act of 1986. For clarity, certain references to specific sections of the Code, as that term is defined herein, may be specifically designated as provisions of the "1954 Code."

     "Collateral" as defined in Section 2.1 of Delano Energy Security Agreement.

     "Completion" shall mean the occurrence of the events described in Section 5A.16 of the Reimbursement Agreement.

     "Confirmations" shall mean, collectively, the 1990 Confirmation and the 1993 Confirmation.

     "Consent to Assignment of Leases" shall mean the Consent to Assignment of Leases by Delano Energy, as the same may from time to time be amended, modified or supplemented in accordance with the terms thereof.

     "Construction Contracts" shall mean, collectively, the Phase I Construction Contract and the Phase II Construction Contract.
"Construction Loan Agreement" shall mean the Construction Loan Agreement, dated as of December 22, 1988 among Lessee, FNBB and ABN AMRO, as in effect on the 1990 Closing Date.

     "Contractor" shall mean Thermo Electron.

     "CPC Assignment and Assumption Agreements" shall mean, collectively, (i) the Assignment and Assumption Agreement dated as of December 3, 1990 among Lessor, Lessee, the Bond Trustee and the CPCFA, and (ii) the Assignment and Assumption Agreement dated as of December 1, 1993 among Delano Biomass, Delano Energy, the Bond Trustee and the CPCFA, as the same may from time to time be amended, modified or supplemented in accordance with the terms thereof.

     "CPC Loan Agreements" shall mean, collectively, the CPC Phase I Loan Agreement and the CPC Phase II Loan Agreement.












     "CPC Phase I Loan Agreement" shall mean the Loan Agreement dated as of August 1, 1989, as supplemented by the First Supplemental Loan Agreement dated as of May 1, 1990, and a Second Supplemental Loan Agreement dated as of November 15, 1990 between the CPCFA and Delano Energy, as assigned to and assumed by the Owner Trustee under the Participation Agreement, as in effect on the Closing Date and as the same may from time to time be amended, modified or supplemented in accordance with the terms thereof.

     "CPC Phase II Loan Agreement" shall mean the Loan Agreement dated as of October 1, 1991 between the CPCFA and Delano Energy, as successor-by-merger to Delano Biomass, as in effect on the Closing Date and as the same may from time to time be amended, modified or supplemented in accordance with the terms thereof.

     "CPCFA" shall mean the California Pollution Control Financing Authority, or any successor agency.

     "CPI" shall mean, for any year X the amount determined in accordance with the following formula:

     CPI  = CPx - CPy    + 1
            ---------
               CPy

       Where CP  =     Consumer Price Index for all Urban Consumers, seasonally
                       adjusted, as published by the United States Department of Labor, or a substitute index acceptable to Delano
                       Energy and the Agent if such index is no longer published or the method of computation thereof is substantially modified to result in a Consumer Price
                       Index for any given period which is materially different from the Consumer Price Index that would result under the prior method of computation for the same period.

       CPx       =     CP as of June 30 of calendar year X.

       CPy       =     CP as of June 30, 1993.

     "CTCC" shall mean Chemical Trust Company of California, in its individual capacity.

     "Deemed Equity Return" as defined in Article 5 of the Revenue Trust Agreement.

     "Default" shall mean an Event of Default as defined in Section 6.1 of the Reimbursement Agreement or an event or










condition which with the passage of time or giving of notice, or both, would become such an Event of Default.

     "Delano Biomass" shall mean Delano Biomass Energy Company, Inc., a California corporation.

     "Delano Energy" shall mean Delano Energy Company, Inc., a Delaware corporation.

     "Delano Energy Assignment of Leases" as defined in Section 7 of the Reimbursement Agreement.

     "Delano Energy Deed of Trust" as defined in Section 7 of the Reimbursement Agreement.

     "Delano Energy Security Agreement" as defined in Section 7 of the Reimbursement Agreement.

     "Delano Energy Stock Pledge Agreement" as defined in Section 7 of the Reimbursement Agreement.

     "Delay Rate" shall mean the greater of (i) a rate per annum equal to the Base Rate plus three and one-half percent (3-1/2%) or (ii) the All-in Rate with respect to the 1989 Bonds and the 1990 Bonds, provided, however, that the Delay Rate shall not exceed the highest rate allowed by applicable law. All computations of the Delay Rate shall be made on a daily basis and on the basis of a 360-day year and compounded monthly.

     "Disbursement Account" shall mean checking account number 520-98598 (or any other account in substitution therefor) which Delano Energy maintains at FNBB and operates in accordance with Section 5.17.5 of the Reimbursement Agreement.

     "Distributed Amounts" as defined in Section 3.3.2 of the Revenue Trust Agreement.

     "Distribution Amount" as defined in Section 3.3.2 of the Revenue Trust Agreement.

     "Distribution Date" as defined in Section 3.3.2 of the Revenue Trust Agreement.

     "Document Delivery Date" as defined in the Escrow Agreement.

     "Drawing" shall have the meaning provided therefor in the Letters of Credit.

     "Effective Rate" as defined in Section 3.1.2 of the Reimbursement
Agreement.

     "Efficiency Standard" as defined in Section 1 of the Operating Standards Support Agreement.






     "Engineer" shall mean an individual who is an engineer or a partnership or a corporation engaged in an engineering business, who or which may be employed by Delano Energy, and in any case who or which is generally accepted as being qualified as to any matters as to which such individual or entity may be certifying or opining.

     "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1986 ("CERCLA"), 42 U.S.C. Section 2601 et seq., the Hazardous Substances Account Act ("HSAA"), California Health and Safety Code Section 2300 et seq., the Toxic Substance Control Act ("TSCA"), 15 U.S.C. Section 2601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1802, the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 9601 et seq., the Porter-Cologne Water Quality Control Act, California Water Code Section 13000, et seq., the Clean Water Act, 33 U.S.C. 1251 et seq. and Clean Air Act, 42 U.S.C. Section 7401 et seq., and any rules, regulations or ordinances adopted, or other criteria and guidelines promulgated pursuant to the preceding laws and any other similar federal, state or local laws, rules, regulations and ordinances now or hereafter in effect.

     "Environmental Variances Report" as defined in Section 5.17.4 of the Reimbursement Agreement.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Agreement" shall mean the Escrow Agreement dated as of December 31, 1993 among Delano Energy, Thermo Systems, Thermo Electron, the Agent, the Swap Bank and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., as escrow Agent, as the same may from time to time be amended, modified or supplemented in accordance with the terms thereof.

     "Essential Operating Expenses" shall mean the operating expenses of Delano Energy (or other similar operator in possession of the Facility) that are reasonably required to maintain, operate, and administer the maintenance and operation of, the Facility, whether owed to Thermo Electron or its Affiliates or to any other Person but specifically excluding Base Rent, management fees and expenses paid or payable to Thermo Systems or Thermo Electron, Income Tax Payments and Indemnity Deferrals. Essential Operating Expenses shall also include (i) the Special Distribution upon satisfaction of the conditions in
Section 5.14 of the Reimbursement Agreement, (ii) transaction expenses paid by Delano Energy on the Document Delivery Date which are approved in writing by the Agent and (iii) state taxes paid directly by Delano Energy.

     "Event of Default" as defined in Section 6.1 of the Reimbursement
Agreement.













     "Event of Loss" shall mean any of the following events or conditions:

       (i) the actual or constructive total loss of all or substantially all of the Facility or the Parts, occurring through any cause whatsoever; or

       (ii) all or substantially all of the Facility or the Parts shall become lost, stolen, destroyed, damaged beyond repair and/or permanently rendered unfit for normal use as a consequence of any event whatsoever; or

       (iii) the condemnation, confiscation or seizure of, or other requisition of title to, or use of, all or substantially all of the Facility or the Parts (including the taking of title to, or use of, all or substantially all of the Facility or the Parts under power of eminent domain or by forfeiture pursuant to any proceeding commenced under any provision of law providing for escheat), provided that, in the case of a requisition of use of all or substantially all of the Facility or the Parts by a governmental authority, such requisition shall have resulted in the loss of use by Delano Energy of the Facility or such Parts for a period (a) of at least 180 consecutive days or (b) extending beyond the Lease Term; or

       (iv) the occurrence of one or more events of the type described in paragraphs (i) through (iii) above with respect to Parts (constituting less than substantially all of the Parts) the aggregate original cost of which exceeds 50% of the then current fair market value of the Facility as determined by the Agent, and which the Agent elects to treat as an Event of Loss by giving notice of such election to Delano Energy within 90 days after the Agent is notified of such Event of Loss by Delano Energy; or

       (v) the occurrence of one or more events of the type described in paragraphs (i) through (iii) above with respect to one or more Parts (but less than substantially all of the Parts) which Delano Energy determines, subject to the reasonable concurrence of the Agent, renders the Facility useless or incapable of performing under the Power Purchase Agreement or which cannot be repaired in a manner that will permit Delano Energy to perform its obligations under the Lease and the Reimbursement Agreement; or

       (vi) the occurrence of a casualty, or any other event, which results in an insurance settlement on the basis of a total loss or constructive total loss of the Facility.

The date of occurrence of any Event of Loss shall be the date of the casualty or other occurrence specified above giving rise to such Event of Loss. If the date of such casualty or such other occurrence shall be uncertain, such date shall be the date on













which either Delano Energy first became aware of, or reasonably should first have become aware of, such casualty or other occurrence.

     "Excess Balance" as defined in Section 3.3.2 of the Revenue Trust
Agreement.

     "Facility" shall mean the depreciable assets comprising a biomass-fired power plant in Delano, California conforming generally to the description contained in Exhibit 7.11 to the Reimbursement Agreement.

     "Facility Cash Flow" as defined in Section 1 of the Operating Standards Support Agreement.

     "Facility Revenues" as defined in Section 1 of the Operating Standards Support Agreement.

     "Federal Bankruptcy Code" shall mean the Federal Bankruptcy Code, 11 U.S.C.
Section 101 et seq., as amended.

     "Federal Funds Rate" as defined in Section 3.1.2(c) of the Reimbursement Agreement.

     "Federal Tax Laws" at any date or with respect to any period, means and includes (i) all federal tax statutes, including without limitation (A) the Internal Revenue Code of 1954 (the "1954 Code"), (B) the 1954 Code as amended through October 21, 1986 (the "Old Code"), (C) the Code, (D) any redesignation of the Code and (E) all other federal tax statutes, such as but not limited to Revenue Acts and also including any federal tax provisions included in any Public Law or other federal statute, that are in force and effect and applicable to such date of period; and (ii) all rules and regulations, including without limitation Treasury Regulations and Temporary Regulations, whether legislative regulations, statutorily authorized implementing regulations, interpretive rules or regulations, or procedural rules, regulations, or amendments that may at any time be promulgated, adopted or published and applicable or to be applicable to such date or period, under a federal tax statute that is applicable or to be applicable to such date or period, and includes, without limitation, revenue rulings that may be cited as precedent.

     "FERC" shall mean the Federal Energy Regulatory Commission, or any successor federal agency.

     "Final Punch List" as defined in Section 5.17.7 of the Reimbursement Agreement.

     "Fixed Charge Coverage Ratio" shall mean, for any period, the ratio of (x) the sum of (a) Facility Cash Flow for such period plus (b) the Deemed Equity Return and all Bank Obligations










deducted in computing Facility Cash Flow for such period to (y) the amount referred to in clause (b).

     "FNBB" shall mean The First National Bank of Boston, a national banking association, and its successors and assigns.

     "Force Majeure" as defined in Section 1 of the Operating Standards Support Agreement.

     "Fronting Fees" as defined in Section 3.6 of the Reimbursement Agreement.

     "Fuel Contractor" shall mean a supplier of fuel under any Fuel Supply Contract; or, in the event that another supplier of fuel shall at any time be substituted for such supplier, or any other prior substitute supplier, such substitute supplier.

     "Fuel Contractor Consents" shall mean the Agreement and Consents to Security Interests, each among Delano Energy, the Agent and a Fuel Contractor, as the same may be amended, modified or supplemented in accordance with the terms thereof.

     "Fuel Supply Contracts" shall mean each of the fuel supply and transportation contracts and any substitutions therefor entered into pursuant to
Section 5.16.3 of the Reimbursement Agreement.

     "General Revenue Fund" shall mean the General Revenue Fund established in accordance with the provisions of the Revenue Trust Agreement.

     "Governmental Actions" shall mean all authorizations, consents, approvals, waivers, exemptions, variances, franchises permissions, permits and licenses of, filings and declarations with, and submissions to, federal, state, local and other governmental authorities, including, without limitation, each public utility regulatory commission having jurisdiction over Delano Energy including without limitation the Governmental Actions described on Exhibit 2A.1.7 to the Reimbursement Agreement.

     "Grant" with respect to any property or right shall mean mortgage, hypothecate, pledge and assign, and create a security interest in, the same; and the term "Granted" with respect thereto shall mean mortgaged, hypothecated, pledged and assigned, and created a security interest in, the same.

     "Grantor" as defined in the preamble to the Revenue Trust Agreement.

     "Hazardous Materials" shall mean, without limitation, (a) any hazardous materials, hazardous wastes, air pollutants, toxic wastes or other hazardous substances which are regulated pursuant to any Environmental Law, and (b) any asbestos or










asbestos-containing substances whether or not the same are defined as hazardous, toxic, dangerous waste, dangerous substance or dangerous material under any environmental laws.

     "Holding Company Act" shall mean the Public Utility Holding Company Act of 1935, as amended.

     "Hondo Chemical" shall mean Hondo Chemical, a California corporation.

     "Income Tax Payments" shall mean an amount, determined on any Distribution Date, which is deemed to be equal to the federal and state income taxes which Delano Energy would be required to pay if Delano Energy were an independent entity and which shall be calculated as of any Distribution Date pursuant to the following formula: (Power Revenues minus the amounts described in Sections 3.3.1 and 3.3.1.1 of the Revenue Trust Agreement) times 0.392.

     "Indebtedness" shall mean all obligations, whether now existing or hereafter created, contingent and otherwise, which, in accordance with generally accepted accounting principles, should be classified as liabilities upon the balance sheet of an obligor under the accrual method of accounting, or to which reference should be made by footnotes thereto, including, without limitation, in any event and whether or not so classified: (i) all debt and similar monetary obligations, whether direct or indirect; (ii) all liabilities secured by any mortgage, pledge, security interest, lien, charges, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (iii) all liabilities and obligations under sales and leasebacks, or other leases; (iv) all guarantees, endorsements, and other contingent obligations, whether direct or indirect, in respect of indebtedness of others, including any obligation to supply funds in any manner, to invest, directly or indirectly, in the debtor, or to purchase Indebtedness, or to assure the owner of Indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the Indebtedness held by such owner, or otherwise; and (v) all obligations incurred, including obligations of reimbursement, under any letter of credit.

     "Indemnitees" shall mean the Owner Trustee, CTCC, the Revenue Trustee, each Bank and their respective successors and assigns.

     "Independent Engineers" shall mean Stone & Webster Engineering Corporation, or another engineer not an Affiliate of Delano Energy which is satisfactory to the Agent.

     "Interconnection Agreement" as defined in Section 4.2.2 of the Participation Agreement.












     "Intercreditor Agreements" shall mean, collectively, (i) the Intercreditor Agreement executed by the CPCFA, the Bond Trustee and the Collateral Agent dated as of August 1, 1989, and (ii) the Intercreditor Agreement executed by the CPCFA, the Bond Trustee and ABN AMRO, as collateral agent, dated as of October 1, 1991, each as in effect on the Closing Date and as the same may from time to time be amended, modified or supplemented in accordance with the terms thereof.

     "Investment" shall mean any expenditure made or any liability incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or loan, advance, capital contribution, or transfers or property to, or in respect of any guarantee, endorsement (other than endorsement of checks for deposit or collection), assumption of liability or other commitment in respect of any Indebtedness or other obligation of any other Person.

     "Investment Securities" shall mean (a) full faith and credit obligations of the United States Government maturing within three months from the date of original issuance thereof, (b) commercial paper rated at least "P-1" by Moody's Investors Service, Inc. or at least "A1" by Standard & Poor's Corporation (or comparably rated by either such organization or any successor thereto if the rating system of such organization shall have been changed or there shall have been such a successor) and having a remaining term until maturity of not more than 90 days from the date such investment is made, (c) certificates of deposit with a remaining term until maturity of not more than 90 days from the date such investment is made, issued by, or demand money market or sweep accounts in, any bank or trust company organized under the laws of the United States of America, any state thereof or the District of Columbia (provided, however, that such bank or trust company shall be a member of the Federal Reserve System whose outstanding commercial paper is rated at least P-2 by Moody's Investors Service, Inc. and at least A-2 by Standard & Poor's Corporation, and shall have a combined capital, surplus and undivided profits in excess of $300,000,000), (d) any money market fund registered under the Investment Company Act of 1940 (15 U.S.C. Section 809-1 et seq.) as from time to time amended, the portfolio of which consists of or is collateralized by United States government obligations and United States agency obligations and (e) Tax Exempt Investment Securities.

     "Issuing Bank" as defined in Section 2 of the Reimbursement Agreement.

     "Joinder Agreement" as defined in Section 14.3 of the Reimbursement Agreement.

     "Land" shall mean, collectively, (i) the Phase I Land and (ii) the Phase II Land.
















     "Laws" shall mean all laws, rules, regulations, ordinances, approvals, consents, authorizations, orders and other requirements of Federal, state and local governmental or regulatory agencies or authorities.

     "LC Banks" shall mean the Agent, the Issuing Bank, FNBB, ABN AMRO, Societe Generale, Bank of Montreal, Barclays Bank PLC, BayBank and any additional banks which may become parties to the Reimbursement Agreement or participants in the Letters of Credit.

     "LC Annexes" shall mean Annex K to each of the Letters of Credit.

     "Lead Manager" as defined in Section 7 of the Reimbursement Agreement.

     "Lease" shall mean the Amended and Restated Lease Agreement dated as of December 31, 1993 between Owner Trustee and Delano Energy, as the same may from time to time be amended, modified or supplemented in accordance with the terms thereof.

     "Lease Default" shall mean (i) a Lease Event of Default or (ii) any event or condition which after the giving of notice or lapse of time or both would become such a Lease Event of Default.

     "Lease Event of Default" shall mean any event or condition defined as such in Section 16 of the Lease.

     "Lease Term" shall mean the Base Lease Term; provided, however, that the Lease Term shall end on the Lease Termination Date.

     "Lease Termination Date" shall mean the date on which the Lease terminates, whether at the end of the Lease Term or otherwise in accordance with the terms of the Lease.

     "Lessee" shall mean Delano Energy Company Inc., a Delaware corporation, and its successors and, to the extent permitted under the Lease, assigns.

     "Lessee Security Agreement" shall mean the Lessee Security Agreement dated as of December 3, 1990, as amended by that certain First Amendment to Lessee Security Agreement dated as of January 31, 1991 and as further amended by that certain Second Amendment to Lessee Security Agreement dated as of December 31, 1993, between Delano Energy and the Owner Trustee, as the same may from time to time be further amended, modified or supplemented in accordance with the terms thereof.

     "Lessor" shall mean the Owner Trustee, in its capacity as lessor under the Lease.

     "Lessor Deed of Trust" shall mean the Deed of Trust dated as of December 3, 1990, as amended by that certain First Amendment










to Deed of Trust dated as of December 31, 1993, from the Owner Trustee, as grantor, to Commonwealth Land Title Company, as trustee, for the benefit of the Agent, as beneficiary, as the same may from time to time be further amended, modified or supplemented in accordance with the terms thereof.

     "Lessor Liens" shall mean Unrelated Liens resulting from acts of or claims against the Owner Trustee, CTCC, or the Owner Participant.

     "Lessor Security Agreement" shall mean the Lessor Security Agreement and Grant of Lien dated as of December 3, 1990, as amended by that certain First Amendment to Lessor Security Agreement dated as of December 31, 1993, between the Owner Trustee and the Agent, as the same may from time to time be further amended, modified or supplemented in accordance with the terms thereof.

     "Lessor Security Documents" shall mean the Lessor Security Agreement, the Lessor Deed of Trust and the Assignment of Leases.

     "Letter of Credit Fee Rate" as defined in Section 3.5 of the Reimbursement Agreement.

     "Letter of Credit Fees" shall mean, collectively, the Letter of Credit fees described in Section 3.5 of the Reimbursement Agreement and the Fronting Fee described in Section 3.6 of the Reimbursement Agreement.

     "Letters of Credit" shall mean the 1989 Tax-exempt Financing Credit, the 1990 Tax-exempt Financing Credit and the 1991 Tax-exempt Financing Credit.

     "Liabilities" as defined in Section 16.1 of the Participation Agreement.

     "Liens" shall mean liens, mortgages, security interests, pledges, charges, easements or encumbrances of any kind, including those arising under conditional sale agreements or other title retention agreements.

     "Liquidity Advances" as defined in Section 2.2 of the Reimbursement Agreement.

     "Liquidity Drawing" as defined in Section 2.2 of the Reimbursement
Agreement.

     "Major Maintenance Reserve Fund" shall mean the Major Maintenance Reserve Fund established in accordance with the provisions of the Revenue Trust Agreement.

     "Major Maintenance Reserve Required Amount" as defined in Section 5.21 of the Reimbursement Agreement.













     "Negative Cash Flow" as defined in Section 1 of the Operating Standards Support Agreement.

     "Notional Amount" as defined in Section 3.3.1.1(1) of the Revenue Trust Agreement.

     "Obligations" shall mean all Indebtedness and other obligations now or hereafter owing by Delano Energy to the Owner Trustee under the Participation Agreement, the 1990 Participation Agreement, the Lease and any other Basic Document, including without limitation (i) the obligation to pay Rent under the Lease and (ii) the performance by Delano Energy of its obligations and agreements under the Participation Agreement, the 1990 Participation Agreement, the Lease and any other Basic Document.
"Officer's Certificate" shall mean (i) with respect to Delano Energy, the Owner Trustee or the Revenue Trustee, a certificate signed by a Responsible Officer, and (ii) with respect to any other corporation or the corporate general partner of any other entity, a certificate signed by the President, any Vice-President or the Controller, Treasurer or any Assistant Treasurer of such corporation, and, with respect to any other entity, a certificate signed on behalf of such entity by any Person generally authorized to execute and deliver contracts on behalf of such entity.

     "Offset Fuel Requirements of the Facility" shall mean the quantity of offset fuel which provides 100% of the offset fuel credit, stated in pounds per year, required from time to time by the Kern County Air Pollution Control District in each of Delano Energy's Authority to Construct or Permit to Operate with respect to the Facility.

     "Operating Standards Support Agreement" shall mean the Amended and Restated Operating Standards Support Agreement dated as of December 31, 1993, between Delano Energy and Thermo Electron, as the same may be from time to time amended, modified or supplemented in accordance with the terms thereof.

     "Operation and Maintenance Manual" as defined in Section 5.26 of the Reimbursement Agreement.

     "Opinion of Counsel" shall mean an opinion or opinions in writing, signed by legal counsel, which opinion or opinions are addressed to, and which opinion or opinions and legal counsel are satisfactory to, the Person receiving such opinion or opinions.

     "Original Lease" as defined in Recital A of the Lease.

     "Overall Transaction" shall mean the transactions contemplated by the Participation Agreement and the other Basic Documents.

     "Owner Participant" shall mean Thermo Systems.











     "Owner Trust Agreement" shall mean the Owner Trust Agreement dated as of December 3, 1990, as amended by that certain First Amendment to Owner Trust Agreement dated as of December 31, 1993, between CTCC and the Owner Participant, as the same may be from time to time amended, modified or supplemented in accordance with the terms thereof.

     "Owner Trust Estate" as defined in Section 1.03 of the Owner Trust
Agreement.

     "Owner Trustee" shall mean Chemical Trust Company of California, a California corporation, solely in its capacity as Owner Trustee under the Owner Trust Agreement, and not in its individual capacity, and its successors and assigns.

     "Owner Trustee Documents" as defined in Section 5B.2 of the Reimbursement Agreement.

     "Part" shall mean any of the items of property constituting part of the Facility together with all substitutions for and replacements of such item of property.

     "Participation Agreement" shall mean the Amended and Restated Participation Agreement dated as of December 31, 1993 among Delano Energy, Thermo Systems, the Owner Participant, the Owner Trustee and the Banks, and joined in by Thermo Electron, as the same may from time to time be amended, modified or supplemented in accordance with the terms thereof.

     "Percentage Interests" as defined in Section 10.1 of the Reimbursement Agreement.

     "Performance Guarantees" as described in Exhibit 5A.16 to the Reimbursement Agreement.

     "Performance Tests" as described in Exhibit 5A.16 to the Reimbursement Agreement.

     "Permitted Liens" shall mean (i) the respective rights and interests of Delano Energy, the Owner Trustee and the Owner Participant, as provided in the Basic Documents, (ii) Liens for taxes either not yet due or being contested in good faith by Delano Energy, (iii) materialmen's, mechanic's, workmen's, repairmen's, employees or other like Liens (a) arising out of the construction of the Facility, not to exceed $50,000 in the aggregate, (b) arising in the ordinary course of business securing obligations which are not more than 60 days overdue, or (c) which are being contested in good faith by Delano Energy by appropriate proceedings diligently prosecuted, provided that if at any time the aggregate amount of all such Liens being contested exceeds $50,000, Delano Energy shall have adequately bonded such excess or shall have deposited with the Agent an amount equal to such excess in escrow, (iv) Liens arising out of judgments or awards against Delano Energy with respect to which









at the time an appeal or proceeding for review is being diligently prosecuted in good faith and there shall have been secured a stay of execution pending such appeal of proceeding for review, and for the payment of which adequate reserves have been provided, (v) easements, rights-of-way, exceptions or reservations for the purpose of telephone lines, telegraph lines, power lines, pipelines, conveyors, roads, railroads, drains and sewers, and other like purposes, which do not impair the use or operating efficiency of the Facility for the purpose for which it is intended or materially detract from the value of the Facility,
(vi) Title Report Liens, (vii) the Lien of the Lessor Security Documents, (viii) Liens on assets acquired with Indebtedness permitted by clause (ii) of Section
5.10 of the Reimbursement Agreement securing only the Indebtedness incurred to acquire the asset in question; provided, however, that no contest, appeal or proceeding referred to in clause (ii), (iii) or (iv) above shall involve any danger of the foreclosure, sale, forfeiture or loss of the Facility or any part thereof, and (ix) Liens in favor of the Agent and the Banks, as provided in the Security Documents.

     "Person" shall mean any individual, corporation, partnership, joint venture, business association, joint stock company, trust or unincorporated organization or any government or political subdivision thereof or any governmental agency.

     "Phase I" shall mean that portion of the Facility financed pursuant to the 1990 Participation Agreement

     "Phase I Construction Contract" shall mean the Agreement for Construction of a Wood and Agricultural Waste Fired Power Plant at Delano, California dated December 9, 1988 between Delano Energy and Thermo Electron, as in effect on the Closing Date and as the same may from time to time be amended, modified or supplemented in accordance with the terms thereof.

     "Phase I Land" shall mean the real property described in Exhibit 7.13 to the Reimbursement Agreement.

     "Phase I Reimbursement Agreement" shall mean the Reimbursement Agreement dated as of December 3, 1990 among the Owner Trustee, FNBB, for itself and as Agent, ABN AMRO and ABN AMRO Bank N.V., Cayman Islands Branch, as Swap Bank.

     "Phase II" shall mean that portion of the Facility not constituting
Phase I.

     "Phase II Construction Contact" shall mean the Agreement for Construction of a Wood and Agricultural Waste Fired Power Plant at Delano, California dated October 1, 1991 between Delano Energy, as successor-by-merger to Delano Biomass and Thermo Electron, as in effect on the Closing Date and as the same may from time to time be amended, modified or supplemented in accordance with the terms thereof.










     "Phase II Land" shall mean the real property described in Exhibit 7.14 to the Reimbursement Agreement.

     "Phase II Reimbursement Agreement" shall mean the Reimbursement Agreement dated as of October 1, 1991 among Delano Biomass, ABN AMRO as Facility Agent and ABN AMRO Bank N.V., New York Branch, as Administrative Agent.

     "Plan" as defined in Section 5A.30 of the Reimbursement Agreement.

     "Pledged Bonds" shall mean Bonds purchased pursuant to a Drawing under a Letter of Credit and not remarketed.

     "Power Contract" as defined in Section 5.15.4 of the Reimbursement
Agreement.

     "Power Purchase Agreement" shall mean the Amended and Restated Power Purchase Contract executed on July 31, 1987 between SCE and Delano Energy (QFID No. 1023), as in effect on the Closing Date and as the same may from time to time be amended, modified or supplemented in accordance with the terms thereof including, without limitation, the amendments entered into as of December 3, 1990, September 12, 1988. and December 3, 1993.

     "Power Revenues" shall mean all revenues generated or derived, or to be generated or derived, from the sale or other disposition of power generated or to be generated by the Facility, including, without limitation, all payments for electricity and other amounts paid or payable, or to be paid or payable, in respect of the Power Purchase Agreement, any other Power Contract, any other agreement, or any sale, disposition, or other transaction in respect of which revenues are, or are to be, generated or derived from such sale or other disposition of such power; and any amounts in lieu of, or in substitution for, any of the foregoing.

     "Pro Forma Cash Flow" as defined in Section 1 of the Operating Standards Support Agreement.

     "Property Report" shall mean a report which shall accompany the annual financial statements of Delano Energy delivered pursuant to Section 5.17.3 of the Reimbursement Agreement describing in reasonable detail (i) the status, condition and location of the Facility and the Parts, or stating that there has been no change in such status, condition or location since the previous year's report (or, in the case of the Property Report to be furnished in 1994 with respect to Phase II, since the Closing Date), (ii) any exercise by Delano Energy of rights under any Construction Contract or against any contractor, vendor, supplier, materialman or similar Person with respect to a Material Part or other material element of the Facility, (iii) any repair to the Facility or any Part at an actual or projected












cost exceeding $50,000 (iv) any period of ten (10) days or more during which the Facility was not in operation, whatever the reason, and (v) any material violation of Law involving the Land, the Facility, or the operation thereof, in each case during the period since the previous year's report (or, in the case of the Property Report to be furnished in 1994 with respect to Phase II, since the Closing Date). Each Property Report shall (i) state whether the Facility is in the condition required to be maintained by the Reimbursement Agreement, and if it is not, what action Delano Energy is taking or intends to take to correct the problem, and (ii) be certified as true and correct by a Responsible Officer of Delano Energy.

     "Qualifying Facility" shall mean a "qualifying facility" under Section 210 of the Public Utility Regulatory Policies Act of 1978, 16 U.S.C. 824a-3 and
Section 228.5 of the California Public Utilities Code.

     "Quarterly Cash Report" as defined in Section 5.17.5.2 of the Reimbursement Agreement.

     "Quarterly Fuel Report" as defined in Section 5.17.4 of the Reimbursement Agreement.

     "Quarterly Operating and Generation Report" as defined in Section 5.17.4 of the Reimbursement Agreement.

     "Realty Rights" shall mean all rights and interests in and to the Land, and in and to any and all improvements thereto, therein, or thereon, at any time existing, and including without limitation rights under ground leases, easements, rights of way, and water rights, and all related or ancillary rights and interests in real property or fixtures that are necessary or appropriate for the use and operation of, and the quiet and peaceable enjoyment of, the Facility throughout its entire economic life.

     "Receivables" as defined in Section 2.1 of the Delano Energy Security Agreement.

     "Reimbursement Agreement" shall mean the Amended and Restated Reimbursement Agreement dated as of December 31, 1993 among the Lessor, Delano Energy and the LC Banks, as the same may from time to time be amended, modified or supplemented in accordance with the terms thereof.

     "Release of Guaranty" shall mean the Release of Guaranty dated as of December 31, 1993 executed by ABN AMRO Bank N.V. in its capacity as Administrative Agent under the Phase II Reimbursement Agreement.

     "Remarketing Agent" shall mean, collectively, Hambro Resource Development Incorporated and Fleet Securities, Inc. and their successors and assigns.












     "Remarketing Agreements" shall mean, collectively, (i) the Remarketing Agreement dated as of December 3, 1990 among the Remarketing Agent, Delano Energy and the Owner Trustee and (ii) the Remarketing Agreement dated as of October 1, 1991 among the Remarketing Agent, Delano Energy and the Owner Trustee, as the same may from time to time be amended, modified or supplemented in accordance with the terms hereof.

     "Rent" shall mean Base Rent.

     "Rent Payment Date" shall mean each June 30 and December 31 during the Lease Term.

     "Rental Period" shall mean each or any of the forty (40) successive semiannual periods included in the Base Lease Term, and the semiannual periods included in the Renewal Term, if any.

     "Reorganization" as defined in Section 5 of the Subordination Agreement.

     "Required Banks" as defined in Section 10.12 of the Reimbursement
Agreement.

     "Report" as defined in Section 5.1 of the Lease.

     "Reserve Funds" shall mean all funds held by the Revenue Trustee under the Revenue Trust Agreement in the General Revenue Fund, the Supplemental Reserve Fund or the Major Maintenance Reserve Fund or funds otherwise held in or designated to be held in any of the foregoing Funds pursuant to the Revenue Trust Agreement.

     "Responsible Officer" shall mean, (i) with respect to the Owner Trustee or the Revenue Trustee, any officer or assistant officer in its department charged with corporate trust administration; (ii) with respect to Delano Energy, the President or a Vice President; and (iii) with respect to the Owner Participant, the President or a Vice President.

     "Restatement Agreement" shall mean the Restatement Agreement dated as of December 3, 1990 among Delano Energy, the Lessor and the LC Banks, as the same may from time to time be amended, modified or supplemented in accordance with the terms thereof.

     "Restricted Distributions" as defined in Section 5.14 of the Reimbursement Agreement.

     "Retained Amount" as defined in Section 3.3.2 of the Revenue Trust
Agreement.

     "Retained Amount Balance" as defined in Section 3.3.2 of the Revenue Trust Agreement.










     "Revenue Trust Agreement" shall mean the Amended and Restated Revenue Trust Agreement dated as of December 31, 1993, among Delano Energy and the Owner Trustee, as Grantors, the Revenue Trustee and the Agent, as Beneficiary, as the same may from time to time be amended, modified or supplemented in accordance with the terms thereof.

     "Revenue Trust Estate" as defined in Section 2.1 of the Revenue Trust Agreement.

     "Revenue Trustee" as defined in the preamble to the Revenue Trust
Agreement.

     "SCE" shall mean Southern California Edison Company, a California corporation, and its successors and assigns.

     "SCE Consent" shall mean, collectively, (a) the Phase II Consent and Confirmation dated December 8, 1993 from SCE, (b) the Consent to Assignments and Agreement dated as of December 31, 1993, and (c) the Consent to Option and Assignments dated as of January 31, 1991, among Delano Energy, the Lessor, the Agent and SCE, as the same may from time to time be amended, modified or supplemented in accordance with the terms thereof.

     "SCE Credit" shall mean the Letter of Credit dated October 13, 1989 issued by FNBB to SCE for the account of Delano Energy in the stated amount of $1,733,796, which reimbursement obligations in respect thereof are presently guaranteed by Thermo Electron.

     "SEC" shall mean the Securities and Exchange Commission or any successor federal agency.

     "Secured Obligations" as defined in Section 3 of the Lessor Security Agreement.

     "Security Documents" as defined in Section 7 of the Reimbursement
Agreement.

     "Senior Obligations" as defined in Section 2.1 of the Subordination Agreement.

     "Special Distribution" as defined in Section 5.14 of the Reimbursement Agreement.

     "Special Distribution Amount" shall mean $5,000,000.

     "Subject Land" as defined in Section B of Delano Energy Deed of Trust.

     "Subordinated Obligations" as defined in Section 2.1 of the Subordination Agreement.










     "Subordination Agreement" shall mean the Subordination Agreement dated as of December 31, 1993 among Delano Energy, Thermo Systems, Thermo Electron and the Agent, as the same may from time to time be amended, modified or supplemented in accordance with the terms thereof.

     "Subsidiary" of any corporation shall mean any other corporation of which more than 50% of the outstanding voting shares of stock of each class having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) is at the time owned by such corporation and/or by one or more of its Subsidiaries.

     "Substitute Letter of Credit" shall have the meaning provided therefor in the Bond Indentures, and shall be substantially in the form of Exhibit 2 to the Reimbursement Agreement.

     "Supplemental Reserve Fund" shall mean the Supplemental Reserve Fund established in accordance with the provisions of the Revenue Trust Agreement.

     "Supplemental Reserve Required Amount" shall mean $100,000.

     "Support Documents" shall mean the Operating Standards Support Agreement, the Construction Contracts, the Power Purchase Agreement, the Ancillary Power Contracts, the Subordination Agreement, the Thermo Fuel Contract, the Fuel Supply Contracts, the Ash Disposal Contract, the SCE Consent, the Fuel Contractor Consents and the Ash Disposal Consent.

     "Swap Agreements" shall mean the Interest Rate and Currency Exchange Agreement dated as of December 3, 1990 between the Owner Trustee and Delano Energy and the Swap Bank (including the Confirmations), as the same may from time to time be amended, modified or supplemented in accordance with the terms thereof.

     "Swap Bank" shall mean ABN AMRO acting through its Cayman Islands Branch (or such other branch as ABN AMRO may from time to time designate), or any other LC Bank who may replace such Bank in such capacity.

     "Tax Exempt Investment Securities" shall mean (a) obligations of a state or local government, interest on which is excluded from gross income for federal income tax purposes, whether or not such interest is includable as an item of tax preference or otherwise includable directly or indirectly for purposes of calculating other tax liabilities, including any alternative minimum tax or environmental tax under the Code, and for which a nationally recognized rating service is maintaining a rating within the top two rating categories of such rating service and (b) shares in a regulated investment company whose assets consist of such obligations, except as to rating requirements.













     "Taxes" as defined in Section 5.23 of the Reimbursement Agreement.

     "Termination Date" as defined in Section 2 of the Reimbursement Agreement.

     "TE Support Agreements" as defined in Section 4.1 of the Participation Agreement.

     "Thermo Electron" shall mean Thermo Electron Corporation, a Delaware corporation.

     "Thermo Electron Documents" as defined in Section 7.2 of the Participation Agreement.

     "Thermo Fuel Contract" shall mean the Amended and Restated Thermo Fuel Contract dated as of December 31, 1993 between Delano Energy and Thermo Systems, and joined in by Thermo Electron.

     "Thermo Systems" shall mean Thermo Energy Systems Corporation, a Delaware corporation.

     "Thermo Systems Documents" as defined in Section 6.2 of the Participation Agreement.

     "Title Report Liens" shall mean the Liens and Encumbrances listed in
Exhibit 2A.1.5 to the Reimbursement Agreement.

     "Transaction Costs" shall mean all fees, costs and expenses (other than fees, costs and expenses incurred by Delano Energy) associated with the negotiation, documentation and closing of the Overall Transaction, including the fees (including legal fees), expenses, and out-of-pocket fees and expenses of the Owner Trustee, the Revenue Trustee, ABN AMRO, FNBB, CPCFA and any other trustees, all appraisal, engineering and consulting fees and costs, the cost of title insurance, all recording fees and costs, state transfer taxes, costs of interest rate swap protection, document production costs and any other expenses reasonably incurred by any of the foregoing Persons (except Delano Energy) in connection with the negotiation, documentation and closing of the Overall Transaction.

     "Transferee" as defined in Section 19.1 of the Participation Agreement.

     "UCC" as defined in Section 1.3 of Delano Energy Security Agreement.

     "Uniform Customs and Practice" as defined in Section 8.3(a) of the Reimbursement Agreement.

     "Unrelated Liens" shall mean Liens resulting from acts of or claims against the Owner Trustee, CTCC, in its individual











capacity, the Owner Participant or any Bank arising out of events or conditions not related or connected to the ownership of the Facility, being Lessor under the Lease, or the Overall Transaction.

     "Withdrawn Funds" shall mean funds withdrawn from the Major Maintenance Reserve Fund in accordance with the provisions contained in Section 5A.4 of the Revenue Trust Agreement.

     "Working Capital" shall mean at any date as of which the amount thereof shall be determined the sum of (i) cash held in the Disbursement Account, (ii) Available Reserves, (iii) receivables and (iv) inventory, less (iv) current liabilities (excluding the current portion of long term debt). The amount of receivables, inventory and current liabilities shall be determined in accordance with generally accepted accounting principles.

     "Working Capital Requirement" as defined in Section 3.3.2 of the Revenue Trust Agreement.

     "Worth at the Time of Award" as defined in Section 17 of the Lease.

     "1989 Bonds" shall mean the Variable Rate Demand and Resource Recovery Revenue Bonds, Series 1989, issued by the CPCFA pursuant to the 1989-90 Bond Indenture on August 31, 1989.

     "1989 Tax-exempt Financing Credit" as defined in Section 2(a) of the Reimbursement Agreement.

     "1989-90 Collateral Agent" shall mean FNBB in its capacity as collateral agent for the Banks under the 1989-90 Bond Pledge Agreement.

     "1989-90 Notional Amount" as defined in Section 3.3.1.1(1) of the Revenue Trust Agreement.

     "1990 Bonds" shall mean the Variable Rate Demand and Resource Recovery Revenue Bonds, Series 1990, issued by the CPCFA pursuant to the 1989-90 Bond Indenture on May 24, 1990.

     "1990 Closing Date" shall mean December 3, 1990.

     "1990 Confirmation" shall mean the letter agreement dated December 3, 1990 between Delano Energy, the Owner Trustee and the Swap Bank.

     "1990 Participation Agreement" as defined in Recital A of the Participation Agreement.

     "1990 Revenue Trust Agreement" as defined in the Recitals of the Revenue Trust Agreement.











     "1990 Tax-exempt Financing Credit" as defined in Section 2(b) of the Reimbursement Agreement.

     "1991 Bonds" shall mean the Variable Rate Demand and Resource Recovery Revenue Bonds, Series 1991, issued by the CPCFA pursuant to the 1991 Bond Indenture on October 17, 1991.

     "1991 Collateral Agent" shall mean ABN AMRO in its capacity as collateral agent for the Banks under the 1991 Bond Pledge Agreement.

     "1991 Notional Amount" as defined in Section 3.3.1.1(1) of the Revenue Trust Agreement.

     "1991 Tax-exempt Financing Credit" as defined in Section 2(c) of the Reimbursement Agreement.

     "1993 Confirmation" shall mean the letter agreement dated as of December 31, 1993 between Delano Energy, the Owner Trustee and the Swap Bank.




































